Exhibit 10.1

EXECUTION COPY

LEASE AGREEMENT

between

TKC LXXII, LLC,
a North Carolina limited liability company,
as Landlord,

and

ARGOS THERAPEUTICS, INC.,
a Delaware corporation,
as Tenant

Date:  August 18, 2014

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the 18th day of August, 2014 (the “Effective Date”) by and between TKC LXXII, LLC, a North Carolina limited liability company (“Landlord”), and ARGOS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.           Landlord is the owner of that certain parcel of property located in Durham County, North Carolina and described on Exhibit A attached hereto (the “Property”) and containing approximately 11.135 acres.

B.           In consideration of the agreement of Landlord to construct certain improvements on the Property and the other covenants and conditions set forth in this Lease, Tenant has agreed to lease the Property, and all the improvements thereon, from Landlord on the terms and conditions set forth in this Lease.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

I.

SECTION 1.1 BASIC LEASE TERMS.  The terms set out and defined in this Section, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

1.1.1 “Additional Rental” shall mean all sums payable by Tenant pursuant to this Lease, except Annual Basic Rental.

1.1.2 “Annual Basic Rental” shall, for each Rental Year, be the amount of set forth below:

Rental Year	Annual Basic Rental	Monthly Installment
1	$740,753.00	$61,729.42
2	$757,419.94	$63,118.33
3	$774,461.89	$64,538.49
4	$791,887.28	$65,990.61
5	$809,704.74	$67,475.40
6	$827,923.10	$68,993.59
7	$846,551.37	$70,545.95
8	$865,598.78	$72,133.23
9	$885,074.75	$73,756.23
10	$904,988.93	$75,415.74
11	$925,351.18	$77,112.60
12	$946,171.58	$78,847.63
13	$967,460.44	$80,621.70
14	$989,228.30	$82,435.69
15	$1,011,485.94	$84,290.50
16	$1,034,244.37	$86,187.03
17	$1,057,514.87	$88,126.24
18	$1,081,308.95	$90,109.08
19	$1,105,638.40	$92,136.53
20	$1,130,515.26	$94,209.61
21	$1,155,951.85	$96,329.32
22	$1,181,960.77	$98,496.73
23	$1,208,554.89	$100,712.91
24	$1,235,747.38	$102,978.95
25	$1,263,551.70	$105,295.98
26	$1,291,981.61	$107,665.13
27	$1,321,051.20	$110,087.60
28	$1,350,774.85	$112,564.57
29	$1,381,167.28	$115,097.27
30	$1,412,243.54	$117,686.96
31	$1,444,019.02	$120,334.92
32	$1,476,509.45	$123,042.45
33	$1,509,730.91	$125,810.91
34	$1,543,699.86	$128,641.66
35	$1,578,433.11	$131,536.09
36	$1,613,947.85	$134,495.65
37	$1,650,261.68	$137,521.81
38	$1,687,392.57	$140,616.05
39	$1,725,358.90	$143,779.91
40	$1,764,179.48	$147,014.96

Additionally, Annual Basic Rental, shall for the first ten Rental Years, be subject to increase as provided for in Section 7.1(d).

If Tenant elects to receive the Reduced Allowance, rather than the Allowance, pursuant to Section 7.1(c), then the Annual Basic Rental shall, for each Rental Year, be the amount of set forth below:

Rental Year	Annual Basic Rental	Monthly Installment
1	$563,000.00	$46,916.67
2	$575,667.50	$47,972.29
3	$588,620.02	$49,051.67
4	$601,863.97	$50,155.33
5	$615,405.91	$51,283.83
6	$629,252.54	$52,437.71
7	$643,410.72	$53,617.56
8	$657,887.46	$54,823.96
9	$672,689.93	$56,057.49
10	$687,825.46	$57,318.79
11	$703,301.53	$58,608.46
12	$719,125.81	$59,927.15
13	$735,306.14	$61,275.51
14	$751,850.53	$62,654.21
15	$768,767.17	$64,063.93
16	$786,064.43	$65,505.37
17	$803,750.88	$66,979.24
18	$821,835.28	$68,486.27
19	$840,326.57	$70,027.21
20	$859,233.92	$71,602.83
21	$878,566.68	$73,213.89
22	$898,334.43	$74,861.20
23	$918,546.95	$76,545.58
24	$939,214.26	$78,267.86
25	$960,346.58	$80,028.88
26	$981,954.38	$81,829.53
27	$1,004,048.35	$83,670.70
28	$1,026,639.44	$85,553.29
29	$1,049,738.83	$87,478.24
30	$1,073,357.95	$89,446.50
31	$1,097,508.51	$91,459.04
32	$1,122,202.45	$93,516.87
33	$1,147,452.00	$95,621.00
34	$1,173,269.67	$97,772.47
35	$1,199,668.24	$99,972.35
36	$1,226,660.78	$102,221.73
37	$1,254,260.64	$104,521.72
38	$1,282,481.51	$106,873.46
39	$1,311,337.34	$109,278.11
40	$1,340,842.43	$111,736.87

1.1.3  “Architect” shall have the meaning set forth in Section 7.1(a).

1.1.4 “Construction Force Majeure” shall mean any delay due to abnormally severe or unusual weather, labor strikes or shortages, acts of God, material shortages that could not be foreseen or avoided or governmental action or inaction; however, Landlord agrees to use all commercially reasonable efforts to cause the Turnover Date to occur as soon as reasonably possible following any delays due to Construction Force Majeure.

1.1.5 “Construction Plans” shall have the meaning set forth in Section 7.1(a).

1.1.6 “Default Rate” shall be an annual rate of the Prime Rate plus four percent (4%).

1.1.7 “Event of Default” shall have the meaning set forth in Section 15.1.

1.1.8 “Force Majeure” shall mean any event the occurrence of which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than the payment of money) and the prevention or cessation of which event is beyond the reasonable control of the obligor.

1.1.9 “GAAP” shall mean Generally Accepted Accounting Principles.

1.1.10 “General Contractor” shall mean Choate Construction Company.

1.1.11 “Hazardous Substances” shall have the meaning set forth in Section 19.17(a).

1.1.12 “Improvements” shall mean the improvements to be constructed pursuant to the Scope of Landlord’s Work, the proposed location of which is shown on the Site Plan.

1.1.13 “Incentives” shall mean any and all state, local and other economic incentives or other benefits from various state, local and non-profit agencies that Tenant or any other person, agency, or entity may seek to obtain for Tenant’s benefit in connection with the proposed facility on the Property (the “Project”), this Lease, and/or Tenant’s commencement and/or continuation of business operations at the Property, including but not limited to property tax rebates, credits, abatements, and cash grants.

1.1.14 “Initial Termination Date” shall mean midnight on the date that is ten (10) years following the Rent Commencement Date, subject to extension as set forth in Section 3.3.

1.1.15 “Landlord’s Work” shall have the meaning attributed to it in Section 7.1(a).

1.1.16 “Lease Termination Date” shall mean the earlier to occur of (i) midnight on the Initial Termination Date, or the expiration date of the last Option Term exercised by Tenant pursuant to Section 3.3 hereof and (ii) the date that this Lease is terminated pursuant to the express terms hereof.

1.1.17 “Mortgage” shall have the meaning set forth in Section 16.1.

1.1.18. “Mortgagee” shall have the meaning set forth in Section 16.1.

1.1.19.  “Option Term” shall mean any of Option Term One, Option Term Two, Option Term Three, Option Term Four, Option Term Five or Option Term Six, as applicable.

1.1.20.  “Option Term One” shall mean a period of five (5) years, commencing on the Initial Termination Date and expiring at midnight on the date preceding the five (5) year annual anniversary of the Initial Termination Date, all as described in and as contemplated by Section 3.3.

1.1.21. “Option Term Two” shall mean a period of five (5) years, commencing on the expiration of Option Term One and expiring at midnight on the date preceding the five (5) year annual anniversary of the commencement date of Option Term One, all as described and as contemplated by Section 3.3.

1.1.22. “Option Term Three” shall mean a period of five (5) years, commencing on the expiration of Option Term Two and expiring at midnight on the date preceding the five (5) year annual anniversary of the commencement date of Option Term Two, all as described and as contemplated by Section 3.3.

1.1.23. “Option Term Four” shall mean a period of five (5) years, commencing on the expiration of Option Term Three and expiring at midnight on the date preceding the five (5) year annual anniversary of the commencement date of Option Term Three, all as described and as contemplated by Section 3.3.

1.1.24. “Option Term Five” shall mean a period of five (5) years, commencing on the expiration of Option Term Four and expiring at midnight on the date preceding the five (5) year annual anniversary of the commencement date of Option Term Four, all as described and as contemplated by Section 3.3.

1.1.25. “Option Term Six” shall mean a period of five (5) years, commencing on the expiration of Option Term Five and expiring at midnight on the date preceding the five (5) year annual anniversary of the commencement date of Option Term Five, all as described and as contemplated by Section 3.3.

1.1.26 “Permitted Encumbrances” shall mean the encumbrances to Landlord’s title to the Property as set forth on Exhibit D hereto, together with all utility easements recorded after the date of this Lease which do not materially interfere with Tenant’s use of the Property or impose a material obligation on Tenant.

1.1.27 “Permitted Use” shall mean the use of the Premises for office, warehouse, and/or manufacturing to the extent permitted by applicable laws (including zoning ordinances).

1.1.28 “Premises” shall mean the Property and the Improvements.

1.1.29 “Prime Rate” shall mean the rate of interest per annum adopted from time to time by Wells Fargo Bank National Association as its prime rate.

1.1.30 “Property” shall have the meaning set forth in the Recitals.

1.1.31 “Punchlist” shall mean that list of construction items remaining to be repaired, corrected or completed.  The Architect shall compile the Punchlist during a walk through of the Premises by a representative of Landlord, Tenant and the Architect, which shall occur within sixty (60) days after the Turnover Date.

1.1.32 “Rent Commencement Date” shall mean the first to occur of (x) the date thirty (30) days following the Turnover Date or (y) the date thirty (30) days following the date upon which Tenant begins to use the Premises for its Permitted Use.  The Rent Commencement Date shall be subject to adjustment in accordance with the provisions set forth in Section 3.1(b).

1.1.33 “Rental” shall mean the Annual Basic Rental plus all Additional Rental hereunder.

1.1.34 “Rental Year” shall mean a period of one (1) year, with the first Rental Year commencing on the Rent Commencement Date and expiring on the day preceding the first annual anniversary of the Rent Commencement Date and each subsequent Rental Year commencing upon the expiration of the prior Rental Year and continuing until the next subsequent annual anniversary of the Rent Commencement Date.

1.1.35 “Scheduled Turnover Date” shall have the meaning set forth in Section 3.1(b).

1.1.36 “Scope of Landlord’s Work” shall mean the scope of the Landlord’s Work attached hereto as Exhibit B.

1.1.37 “Site Plan” shall mean the site plan of the Property attached hereto as Exhibit E which shows the proposed location of the Improvements.

1.1.38 “Taxes” shall have the meaning set forth in Section 6.1.

1.1.39 “Tenant Changes” shall mean, collectively, all changes in or modifications to the Scope of Landlord’s Work requested by Tenant.  Tenant Changes shall not include changes (i) to the Construction Plans or the Scope of Landlord’s Work in the nature of clarification or (ii) which do not change the Scope of Landlord’s Work and will not cause an increase in the cost or the time necessary to complete the Landlord’s Work.

1.1.40 “Tenant Delays” means (i) any material delay (i.e., a delay of more than one business day) in the performance of the Landlord’s Work caused by Tenant Changes, (ii) the delay beyond the time periods provided to Tenant in making elections, approvals or choices required to be made hereunder, and (iii) any delay in completion of the Landlord’s Work’s caused by Tenant.

1.1.41 “Tenant Fixtures” shall have the meaning set forth in Section 7.4.

1.1.42 “Tenant Notice Address” shall mean, prior to the date that Tenant takes occupancy of the Premises for the Permitted Use, 4233 Technology Drive, Durham, NC 27704, and after Tenant takes occupancy of the Premises for the Permitted Use, the address of the Premises.

1.1.43 “Term” shall mean the period of time during this Lease between the date hereof and the Lease Termination Date.

1.1.44 “Turnover Date” shall mean the later of (i) the date on which Landlord shall have substantially completed Landlord’s Work (excluding the Punchlist) in substantial accordance with the Scope of Landlord’s Work and the Construction Plans and exclusive and vacant possession of the Improvements is delivered to Tenant (subject to the presence of Landlord’s contractors and subcontractors completing the Punchlist) and (ii) the Architect has delivered an AIA form of Certificate of Substantial Completion relating to the Landlord’s Work.

SECTION 1.2 TERMS GENERALLY.  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN accordance WITH GAAP.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Lease unless the context shall otherwise require.

SECTION 1.3 ATTACHMENTS.  All of the attachments to this Lease and all drawings and documents referenced in the Lease, or in the exhibits or schedules to the Lease, shall be deemed to be a part hereof for all purposes.

II.

SECTION 2.1 AGREEMENT.  This Lease shall be effective on the date hereof as a valid and binding agreement between Landlord and Tenant.

SECTION 2.2 DEMISE.  Landlord hereby leases, rents and demises to Tenant, and Tenant hereby leases, rents, demises and accepts from Landlord, the Premises on the terms and conditions contained herein.

III.

SECTION 3.1 INITIAL TERM; SCHEDULE FOR COMPLETION OF LANDLORD’S WORK.  (a)  The Term of the Lease shall commence on the date hereof and shall terminate on the Lease Termination Date, without the necessity of any notice from either Landlord or Tenant.

(b) Subject only to delays caused by (i) Construction Force Majeure and (ii) Tenant Delays, Landlord shall cause the Turnover Date to occur on or before March 30, 2015 (the “Scheduled Turnover Date”).  If the Turnover Date occurs after the Scheduled Turnover Date because of any Tenant Delay, then the Rent Commencement Date shall commence earlier than previously provided for in this Lease by the number of days the Turnover Date is postponed because of Tenant Delays and Construction Force Majeure.  Tenant shall be required to provide the information and approvals set forth on Exhibit B by the dates set forth thereon and any delay by Tenant in providing such information or approvals that causes a delay in the Turnover Date shall constitute a Tenant Delay.  Tenant acknowledges that neither a temporary nor permanent certificate of occupancy (or its equivalent) will be obtained by Landlord due to the fact that the Landlord’s Work is for shell improvements; provided, however, that each party shall cooperate with the other party’s reasonable requests in order to allow the other party to obtain any necessary permitting, including the certificate of occupancy for the Premises.  Tenant shall have the right to access the Premises prior to the Turnover Date upon advance notice to Landlord or its agent for the purpose of planning Tenant’s upfit and/or beginning the process, so long as Tenant’s access of the Premises does not cause Tenant Delay or interfere in a material way with Landlord’s prosecution of the Landlord’s Work.

(c) Subject to delays caused by Construction Force Majeure and Tenant Changes, Landlord shall achieve substantial completion of the Landlord’s Work on or before the Scheduled Turnover Date (as extended by Tenant Delay and Construction Force Majeure).  If Landlord fails to achieve substantial completion of the Landlord’s Work (as extended by Tenant Delay and Construction Force Majeure) by the date fifteen (15) days following the Scheduled Turnover Date, then Tenant’s sole and exclusive remedy as a result of such failure by Landlord (actual damages being difficult, if not impossible, to estimate), shall be to receive the following amounts, in the form of a credit against the Annual Basic Rental.  The amount of such credit shall be $1,000 for each day of such delay beyond the date 15 days following the Scheduled Turnover Date until the Turnover Date occurs.  The daily amount of such credit shall increase to $2,000 for each day of such delay beyond the date thirty (30) days following the Scheduled Turnover Date, and shall further increase to $3,000 for each day of such delay beyond the date 60 days following the Scheduled Turnover Date.  If Landlord fails to achieve substantial completion of the Landlord’s Work (as extended by Tenant Delay and Construction Force Majeure) by the date one-hundred eighty (180) days following the Scheduled Turnover Date, then Tenant may (as its sole and exclusive remedy) terminate this Lease with no further liability hereunder except for indemnity obligations that survive the termination of this Lease.  If Landlord fails to achieve substantial completion of the Landlord’s Work for any reason by the date three hundred sixty-five (365) days following the Scheduled Turnover Date, then Tenant may (as its sole and exclusive remedy) terminate this Lease with no further liability hereunder except for indemnity obligations that survive the termination of this Lease.  Except as expressly set forth in this Section 3.1(c), Tenant acknowledges and agrees that Landlord shall have no liability with respect to the failure to complete Landlord’s Work within a particular time period and Tenant, to the maximum extent permitted by applicable law, hereby waives, discharges and releases Landlord from any and all liability related to the failure of Landlord to complete the Landlord’s Work within a particular time period, whether arising in tort, contract or otherwise and Tenant acknowledges and agrees that the foregoing waiver is a material part of the consideration for Landlord agreeing to the transactions contemplated by this Lease.  The parties hereto acknowledge and agree that the actual amount of damage incurred by Tenant for a late delivery is difficult, if not impossible, to calculate, and that the measure of damages set forth herein represents the parties best estimate of the actual amount of any damage that would be incurred by Tenant for a late delay and does not represent a penalty.

SECTION 3.2 HOLDING OVER.  (a)  If Tenant shall be in possession of the Premises after the Lease Termination Date, in the absence of any additional agreement extending the Term hereof, the tenancy under this Lease shall become a lease from month to month, terminable by either party upon thirty (30) days prior written notice.  Such tenancy shall be subject to all other conditions, provisions and obligations of this Lease, except that the Annual Basic Rental shall be one hundred fifty percent (150%) of the amount paid during the previous Rental Year or the Rental Year during which the Lease Termination Date occurred, as applicable.

(b) Notwithstanding the terms of Section 3.2(a) above, Tenant hereby agrees that if it fails to surrender the Premises on or before the date ninety (90) days following the Lease Termination Date, then Tenant will be liable for any and all damages which Landlord shall suffer by reason thereof, and Tenant will indemnify and hold Landlord harmless against any and all claims and demands made by any succeeding tenants or other parties against Landlord resulting from any delay by Landlord in delivering possession of the Premises to a tenant or other party caused by Tenant’s holding over.

SECTION 3.3 EXTENSION OF TERM.  Tenant may extend the Term of this Lease (as to all but not a part of the Premises) beyond the Initial Termination Date for any Option Term One by giving written notice to Landlord of such extension not less than nine (9) months prior to the expiration of either the Initial Termination Date or if the Term has been extended, the applicable Option Term.  Tenant may only extend the Term for an Option Term if Tenant exercised its rights to extend the Term for all prior Option Terms.  Upon delivery to Landlord of Tenant’s notice to extend this Lease, the stated expiration date of this Lease shall thereupon be changed to the last day of the applicable Option Term.  In the event Tenant timely exercises its option to extend this Lease for an Option Term, then this Lease shall remain in full force and effect during the applicable Option Term and shall govern the rights and responsibilities of the parties hereto during such Option Term.  The terms of the lease of the Premises during any Option Term shall be as set forth herein and the Annual Basic Rental payable for any Option Term shall be the amount set forth herein for such Option Term.  Notwithstanding anything contained herein to the contrary, Tenant shall only have the right to extend the Term for any Option Term if either at the time of such election or at the time of the commencement of any such Option Term, no Event of Default has occurred and continuing and no event has occurred that with the passage of time or the giving of notice, of both, would constitute an Event of Default.

IV.

SECTION 4.1 USE.  The Premises shall be used for Permitted Uses.

SECTION 4.2 CESSATION OF TENANT OPERATIONS.  Subject to Section 4.1, Tenant shall have no obligation to operate its or any business from the Premises and shall have the right at any time and from time to time to cease operating its or any business at the Premises; provided, however, that during the time that Tenant, or its permitted subtenants or assigns, is not conducting its or their operations at the Premises, Tenant agrees, at its sole cost and expense, to (i) add such additional security at the Premises as is reasonably required by Landlord to insure the safety of the Premises and to prevent vandalism, mischief and general mayhem and (ii) inform all applicable insurance carriers providing insurance covering the Premises of Tenant’s discontinued use and pay the increased cost of any such insurance caused by such vacancy.  Tenant acknowledges and agrees that its right to cease operating its business at the Premises shall in no way discharge Tenant from its obligations hereunder, including its obligation to pay Rental and its maintenance obligations set forth in Article IX.

V.

SECTION 5.1 RENT COMMENCEMENT DATE.  Within thirty (30) days of the Turnover Date, Landlord and Tenant each hereby agrees to execute an amendment to this Lease setting forth the actual date on which the Turnover Date and the Rent Commencement Date occurs and the amount, if any, by which the Annual Basic Rental is increased due to any Additional Amortizable Improvement Allowance received by Tenant.

SECTION 5.2 RENTALS PAYABLE.  (a)  Tenant covenants and agrees to pay to Landlord as Rental for the Premises, the following:

(i) The Annual Basic Rental specified in Section 1.1.2 for the applicable Rental Year, commencing on the Rent Commencement Date; plus

(ii) all Additional Rental due from time to time hereunder.

(b) Except as set forth in Sections 3.2(c), 7.1, 7.2 and 9.1, Tenant hereby covenants and agrees with Landlord that the obligation to pay the Rental described herein is an independent covenant and shall be due and payable by Tenant to Landlord notwithstanding any default by Landlord of its obligations hereunder.

SECTION 5.3 ANNUAL BASIC RENTAL.  Annual Basic Rental shall be payable without prior demand in equal monthly installments in advance commencing on the Rent Commencement Date and thereafter on the first day of each full calendar month during the Term of this Lease.  If the Rent Commencement Date or the Lease Termination Date occurs on a date other than on the first or the last day of a calendar month, as applicable, then the first and last monthly installment of Annual Basic Rental shall be prorated for such fractional calendar month based upon the actual number of days in such month.

SECTION 5.4 PAYMENT OF RENTAL.  Tenant shall pay all Rental when due and payable, without any offset, counterclaim, deduction or prior demand therefor whatsoever.  All Rental and other sums due hereunder shall be paid in U.S. currency.  If Tenant shall fail to pay any Rental on or before the date such payment is due, Tenant shall be obligated to pay a late payment charge (a “Late Fee”) equal to the greater of (i) $500 or (ii) four percent (4%) of such Rental payment that is past due.  In addition, any Rental which is not paid on or before the date such payment is due shall bear interest at the Default Rate from the first day due until paid.  Notwithstanding the foregoing, Tenant shall not be required to pay any Late Fee or interest the first time in any twelve month period that Rental is paid late, provided that such Rental is paid within ten (10) days of written notice from Landlord of such deficiency.  Any Additional Rental which shall become due shall be payable, unless otherwise expressly provided herein, shall be paid with the next monthly installment of Annual Basic Rental.  Rental and statements required of Tenant shall be paid and delivered to Landlord at its notice address set out in Section 17.1 or at such other place as Landlord may, from time to time, designate in a notice to Tenant.  No such change of the place of payment of Rental shall be effective until thirty (30) days from the date of notice thereof to Tenant.  Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account.  The acceptance by Landlord of a check or other form of payment for an amount less than the amount then due and payable, even if accompanied by a statement from Tenant that the lesser amount is the entire amount due, and acceptance of such lesser amount shall not constitute Landlord’s acceptance and agreement that such lesser amount is payment in full, shall not be deemed a waiver of Landlord’s rights to collect the amounts not tendered and any such Tenant statements shall be given no effect, and Landlord may accept such payment without prejudice to any other rights or remedies which Landlord may have against Tenant.

VI.

SECTION 6.1 PAYMENT BY TENANT.  Subject to the provisions of Section 6.2, in addition to the Annual Basic Rental, Tenant shall reimburse Landlord for all ad valorem taxes and assessments, general and special, all personal property taxes, all water taxes and all other impositions, ordinary and extraordinary of every kind and nature whatsoever relating to the Property, the Premises or Tenant’s property located thereon or used in connection therewith, including, but not limited to, maintenance assessments and other charges imposed pursuant to the Permitted Encumbrances, which, during the Term of this Lease, may be levied or assessed against the Premises.  Landlord agrees to deliver copies of statements for all of the foregoing to Tenant on the later to occur of (i) sixty (60) days prior to the due date thereof and (ii) ten (10) days from the date Landlord receives such statements from the applicable tax authorities.  Landlord shall estimate the amounts due from Tenant pursuant to this Section 6.1 and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with its monthly installments of Annual Basic Rental.  After the end of each calendar year Landlord shall furnish Tenant a statement in reasonable detail of the actual real estate taxes, prepared in accordance with sound accounting practices by Landlord’s accounting department, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount owed by Tenant.  Upon not less than fifteen (15) days prior written notice to Tenant, once per calendar year, Landlord shall have the right, from time to time throughout the Term, to adjust the amount of its estimate.  Upon request from Tenant, Landlord shall promptly provide Tenant with evidence of the payment by Landlord of such taxes and assessments.  Tenant shall also be solely responsible for and pay prior to delinquency all taxes imposed on its inventory, trade fixtures, apparatus, leasehold improvements (installed by or on behalf of Tenant), equipment and other personal property.  All taxes, assessments and other costs to be paid by Tenant pursuant to this Section 6.1 are collectively referred to herein as the “Taxes”; provided that “Taxes” shall in no event include (i) any federal, state, or other tax on the income of Landlord; or (ii) any franchise, estate, inheritance or similar tax imposed upon Landlord.  To the extent Tenant fails to pay any of the Taxes when required pursuant to the terms hereof, Landlord shall have the right to do so and upon Landlord’s payment thereof the same shall become Additional Rental hereunder payable by Tenant on demand by Landlord.

SECTION 6.2 PRORATION OF TAXES.  During the first and last years of the Term, all such taxes and assessments which shall become payable during each of the calendar or fiscal, tax or assessment years, as applicable, shall be ratably adjusted on a per diem basis between Landlord and Tenant in accordance with the respective portions of such calendar, fiscal, tax or assessment year.  To the extent permitted by applicable law, Tenant may pay any such assessments or taxes in annual installments.  In the event any such assessment shall be payable in a lump sum or on an installment basis, Tenant shall have the sole right to elect the basis of payment.  If Tenant shall elect to pay any such assessment on the installment basis, then Tenant shall pay only those installments which shall become due and payable during the Term.  Any such installments due and payable in the years in which this Lease commences and terminates shall be prorated proportionally.  All amounts due from one party to the other under this Section 6.1 shall be due and payable within thirty (30) days of the day the party owing such amounts receives an invoice for such amounts requesting payment.

SECTION 6.3 TAXES ON RENTAL.  In addition to the Taxes payable by Tenant pursuant to Section 6.1 above, Tenant shall pay to the appropriate agency any and all sales, excise and other taxes (not including, however, Landlord’s income taxes) levied, imposed or assessed by the State of or any political subdivision thereof or other taxing authority upon any Rental payable hereunder, except to the extent the same are in substitution for income taxes.

SECTION 6.4 TENANT’S RIGHT TO CONTEST TAXES.  If Tenant is not in default hereunder (after all applicable notice and cure periods), Tenant shall have the right to participate in all negotiations of tax assessments.  Tenant shall have the right to contest the validity or the amount of any tax or assessment levied against the Premises by such appellate or other proceedings as may be appropriate in the jurisdiction, and may defer payment of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate; provided, however, that Tenant hereby agrees to (i) indemnify and hold Landlord harmless from and against any cost, expense or liability arising out of such contest, (ii) pursue any such contest in good faith and (iii) post any bond or other security required by applicable law in connection with such contest.  Tenant also agrees to notify Landlord promptly of any such contest and Landlord agrees, at the sole cost of Tenant, to cooperate in any such contest or proceedings and execute any documents which Landlord may be required to execute in connection with such proceedings.  Tenant shall be entitled to all refunds paid by taxing authorities resulting from any such contest or otherwise paid to Landlord during or attributable to the Term.

VII.

SECTION 7.1 CONSTRUCTION BY LANDLORD.  (a)  Landlord shall commence and pursue the work shown on the Scope of Landlord’s Work (the “Landlord’s Work”).  A site plan of the Improvements is attached hereto as Exhibit E.  All such work shall be performed in a good and workmanlike manner and in accordance with all governmental permits required and/or issued therefor.  Until the Turnover Date, Landlord shall bear the risk of loss with respect to the Improvements.  The Landlord’s Work shall be performed in compliance with applicable laws and substantially in accordance with the plans and specifications prepared by Merriman-Schmitt Architects, Inc. (the “Architect”) and derived from the Scope of Landlord’s Work (the “Construction Plans”).  Landlord shall submit the Construction Plans to Tenant for Tenant’s review and approval, such approval not to be unreasonably withheld, conditioned or delay.  If Tenant fails to approve or to make objections to the Construction Plans within five (5) business days after receipt thereof, then Tenant shall be liable for Tenant Delay and if Tenant has not approved or made objections to the Construction Plans within thirty (30) days after receipt thereof, then such Construction Plans shall be deemed approved by Tenant.  Furthermore, Tenant shall not have the right to object to any portion of the Construction Plans which are a reasonable, but not a material deviation from the Scope of Landlord’s Work.  In the event of any conflict between the Construction Plans and the Scope of Landlord’s Work, the Scope of Landlord’s Work shall control.  Landlord shall perform all of the Landlord’s Work at its sole cost and expense, except for Tenant Changes.

(b) All Tenant Changes shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.  All Tenant Changes shall be evidenced by a written change order executed by each of the Landlord and Tenant’s authorized employee designated in writing by Tenant.  Within five (5) business days of a request for a Tenant Change, the Landlord shall provide to the Tenant a written estimate of the increase (or decrease) in the cost of the Landlord’s Work resulting therefrom, and any delays in the Scheduled Turnover Date resulting therefrom. Tenant shall thereafter have a period of three business (3) days from receipt of such written notice to advise the Landlord, in writing, whether it desires to proceed with such Tenant Change.  If Tenant elects to proceed with such Tenant Change, then Tenant shall pay, if applicable, to the Landlord the amount of the increase in the cost of the Landlord’s Work resulting from such Tenant Change and, if necessary, the Scheduled Turnover Date will be extended by the number of days, if any, of delay resulting from such Tenant Change.  Landlord shall not be obligated to commence work with respect to any Tenant Change until Landlord has received payment of the cost of such Tenant Change and any delay in the payment of such Tenant Change shall constitute Tenant Delay.

(c) Tenant anticipates making certain improvements to the Premises (collectively, the “Tenant’s Work”).  All Tenant’s Work shall be performed in accordance with all applicable laws, in a good and workmanlike manner and in substantial accordance with plans and specification approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed.  Landlord agrees that the Tenant Work may provide for an  occupied second floor allowing for mechanical equipment access within the Premises without liability for additional rent as long as the footprint of the office portion of the Premises does not exceed 25% of the footprint of the building.  Landlord has agreed to reimburse Tenant for the cost and expense of the Tenant Work in an amount not to exceed $2,156,500.00 plus the amount of any credits that are due to Tenant based on Landlord’s reduction in the price of Landlord’s Work that are made at the request of Tenant, as set forth in the Scope/ Cost Adjustments attached hereto as Exhibit G (the “Allowance”).  If Tenant notifies Landlord in writing, on or before October 15, 2014 (the “Reduced Allowance Notification Date”), that Tenant desires to reduce the Allowance to an amount equal to $206,500 (the “Reduced Allowance”), then Tenant shall receive the Reduced Allowance and not the Allowance, the Annual Basic Rental shall be as set forth in the definition thereof as the amount of Annual Basic Rental if Tenant receives the Reduced Allowance and the Letter of Credit may be reduced to $740,000.  The Allowance or the Reduced Allowance, as applicable, shall in no event be used to reimburse Tenant for the cost of any removable property, furniture, equipment or fixtures and may only be used for permanent improvements to the Premises.  Landlord shall pay twenty-five percent (25%) of the Allowance or Reduced Allowance, as applicable, to Tenant within thirty (30) days of receipt of a request for payment and evidence reasonably satisfactory to Landlord that a permit has been obtained by Tenant for the Tenant’s Work but not before the Reduced Allowance Notification Date.  Fifty percent (50%) for the Allowance or Reduced Allowance, as applicable, shall be paid to Tenant within thirty (30) days of receipt of a request for payment and evidence reasonably satisfactory to Landlord that the Tenant’s Work is not less than fifty percent 50% complete.  The remaining 25% of the Allowance or the Reduced Allowance, as applicable, shall be paid to Tenant within thirty (30) days of receipt of a request for such payment along with a copy of the temporary or permanent certificate of occupancy for the Premises and in no event before the first installment of Annual Basic Rental has been paid.  In no event shall Landlord be required to pay any such amount if at the time Tenant such payment is due, an Event of Default has occurred and is continuing or an event has occurred that with the passage of time or the giving of notice, of both, would constitute an Event of Default.

(d) Landlord also agrees to provide, if requested by Tenant, an additional allowance of up to $390,000 (the “Additional Amortizable Improvement Allowance”) to reimburse Tenant for the cost of Tenant’s Work.  If Tenant elects to receive all or any portion of the Additional Amortizable Improvement Allowance, then such amount of the Additional Amortizable Improvement Allowance Tenant elected to be paid shall be paid by Landlord to Tenant within thirty (30) days of receipt of an invoice therefor, but in no event prior to the date Tenant has obtained a temporary or permanent certificate of occupancy for the Premises.  In no event shall Landlord be required to pay any Additional Amortizable Improvement Allowance if at the time Tenant such payment is due, an Event of Default has occurred and is continuing or an event has occurred that with the passage of time or the giving of notice, of both, would constitute an Event of Default.  If Tenant is paid any Additional Amortizable Improvement Allowance, then the Annual Basic Rental shall be increased for ten years by the annual amount necessary to amortize 104% of the amount of the Additional Amortizable Improvement Allowance over ten years at 9.0% per annum.  For example, if Tenant requests to be paid $100,000 of the Additional Amortizable Improvement Allowance, then the Annual Basic Rental for each of Rental Years 1 through 10 shall increase by $15,809.16, or $1,317.43 per month. Tenant also agrees to increase the amount of the Letter of Credit (hereinafter defined) by 20% of the amount of the Additional Amortizable Improvement Allowance it elects to receive.

(e) Tenant’s use of the Premises requires certain governmental approvals and permits.  Tenant acknowledges and agrees that except for all permits required to construct the Improvements, Tenant is responsible (at its sole cost and expense) for obtaining all the permits and approvals necessary for it to conduct the Permitted Use (collectively, the “Permits”).  A failure by Tenant to obtain the Permits shall not delay or extend either the Turnover Date or the Rent Commencement Date.

SECTION 7.2 EFFECT OF TAKING POSSESSION OF PREMISES ON TURNOVER DATE.  (a)  By taking possession of the Premises on the Turnover Date, Tenant shall be deemed to have accepted the Premises and agreed that the obligations of Landlord to substantially complete the Landlord’s Work have been fully performed, except for (i) punchlist items of which Tenant notifies Landlord in writing within ten (10) business days of the Turnover Date and (ii) the warranty set forth in Section 7.2(b).  Except as expressly set forth in Section 7.2(b) below, Tenant acknowledges and agrees that Landlord shall have no liability with respect to the Landlord’s Work or the condition thereof and Tenant, to the maximum extent permitted by applicable law, hereby WAIVES, DISCHARGES, AND RELEASES Landlord from any and all liability related to the Improvements, whether arising in tort, contract or otherwise.

(b) For a period of twelve (12) months from the Turnover Date, Landlord agrees to repair or replace any and all defects in the Improvements.  Additionally, Landlord shall have no obligation to repair or replace any damage to the Improvements resulting from the negligence of Tenant, its employees and contractors, or from Tenant’s failure to comply with the guidelines and manuals furnished to Tenant regarding the maintenance, use and operation of the Improvements.  Landlord’s obligation under this Section 7.2(b) shall terminate on the twelve (12) month anniversary of the Turnover Date as to defects not specifically identified in writing to Landlord prior to the expiration of such twelve (12) month period.  Notwithstanding the expiration of this twelve (12) month warranty period, Landlord shall remain obligated to repair or replace any defect to the Improvements which Tenant specifically identified to Landlord in writing on or before the expiration of this twelve (12) month warranty period and Landlord shall retain responsibility for maintaining the Premises as set forth in Section 9.1.  Within sixty (60) days of the date the Punchlist is completed, Landlord agrees to complete (or cause to be completed) all of the items thereon.  Landlord also agrees to cause its contract with the General Contractor to include a provision making Tenant a third party beneficiary under such contract with the specific right of Tenant to enforce Landlord’s rights under such contract, including any rights that Landlord has against such contractor as a result of any construction defect.

SECTION 7.3 MECHANICS’ LIENS.  No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics’ or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises.  Unless Tenant reasonably disputes an invoice, Tenant shall pay promptly any amounts actually due to all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises.  In the event any mechanics’ or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord within a reasonable period but in no event later than twenty (20) days after Tenant receives notice of such lien or claim of lien.  If Tenant shall fail to cause such lien forthwith to be so discharged or bonded within a reasonable period after being notified of the filing thereof (but in no event later than twenty (20) days after Tenant receives notice of same), then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

SECTION 7.4 TENANT’S TRADE FIXTURES.  All trade fixtures, signs, equipment and apparatus (as distinguished from leasehold improvements) owned by Tenant (the “Tenant Fixtures”) and installed in the Premises by Tenant, at its expense, shall remain the property of Tenant and Tenant may remove such fixtures and apparatus at any time prior to the expiration of the Term.  Notwithstanding the foregoing, Tenant shall repair any damage to the Premises caused by the removal of its personalty, inventory, trade fixtures, equipment and apparatus.  All Tenant Fixtures remaining in the Premises after the expiration of the Term shall become the property of Landlord and Landlord may keep or dispose of such Tenant Fixtures.

VIII.

SECTION 8.1 OPERATIONS BY TENANT.  Following the Turnover Date, and in addition to the requirements of Section 9.1 below, Tenant will at its expense:

(a) keep the inside and outside of all glass in the doors and windows of the Premises clean;

(b) keep all exterior building surfaces of the Premises clean and painted as reasonably required by Landlord to maintain the facility’s appearance;

(c) replace promptly any cracked or broken glass of the Premises with glass of like grade and quality;

(d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests, including cleaning, repairing or replacing all floor covering, if any, within the Premises and sweeping and policing the parking lot and drives located on the Property;

(e) keep any garbage, trash, rubbish or other refuse in containers, including exterior dumpsters, within the Premises until removed;

(f) have such garbage, trash, rubbish and refuse removed on a timely basis from such containers;

(g) maintain all landscaping and irrigation in a neat and orderly condition and replace shrubs and other landscaping as necessary; and

(h) comply with all laws, ordinances, rules and regulations of governmental authorities applicable to the Premises and/or relating to the use and/or occupancy of the Premises and all reasonable recommendations of any fire and liability insurance rating organization now or hereafter in effect.

TENANT ACKNOWLEDGES THAT, EXCEPT IN THE CASE OF LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, LANDLORD DOES NOT PROVIDE AND HAS NO RESPONSIBILITY FOR SECURITY OF THE PREMISES OR FOR THE CUSTOMERS, INVITEES, PATRONS OR GUESTS OF TENANT.  LANDLORD SHALL IN NO EVENT BE LIABLE TO TENANT OR ANY OTHER PARTY FOR ANY DAMAGES OR LOSS RESULTING FROM THE CRIMINAL ACTS OF THIRD PARTIES.

SECTION 8.2 SIGNS AND ADVERTISING.  Tenant will, at its sole cost and expense, maintain all signs and other advertising devices in good condition and repair at all times.  Tenant agrees that all signs and other advertising on the exterior of the Premises shall be in compliance with the Permitted Encumbrances and all applicable laws, rules and regulations (including all zoning laws).

SECTION 8.3 RESTRICTIONS.  The use and occupancy of the Premises are subject to the terms and conditions of the Permitted Encumbrances.  Tenant, by its execution of this Lease, acknowledges receipt of a copy of each of the Permitted Encumbrances and agrees that it has reviewed the Permitted Encumbrances and shall perform all of the obligations of Landlord thereunder during the Term, including the payment of any assessments levied pursuant to any of the Permitted Encumbrances.  Landlord makes no representation or warranty, express or implied, as to the Permitted Encumbrances.

IX.

SECTION 9.1 MAINTENANCE AND REPAIRS.  (a)  The provisions of this Article IX are subject to the provisions of Article XII and Article XIII hereof.  At all times during the Term of this Lease after the Turnover Date, Tenant shall, at its sole cost and expense, keep and maintain the Premises in as good a condition and state of repair as exists on the Turnover Date, ordinary wear and tear and loss due to casualty and condemnation excepted.  From and after the Turnover Date, (i) Tenant shall make any and all additions to and all alterations and repairs in, on and about the Premises which may be required by, and shall otherwise observe and comply with, all public laws, ordinances and regulations from time to time applicable to the Premises and (ii) Tenant (a) will keep the interior and exterior of the Premises (including paving, parking areas and all landscaping), together with all electrical, plumbing, heating, ventilating, air-conditioning, fire pump, exterior storm drain systems, irrigation systems and other mechanical systems and installations therein, in good order and repair including normal and customary preventive maintenance and (b) will make all replacements from time to time required in as good a condition as exists on the Turnover Date, ordinary wear and tear and loss due to casualty and condemnation excepted.  Landlord shall be responsible for the repair and maintenance of the roof, roof membrane, load bearing walls, foundation and other structural elements of the Premises and the costs of such repairs and maintenance.  Except as set forth in the preceding sentence, Landlord shall have no obligation whatsoever with respect to the repair, maintenance and/or replacement of the Premises or any system or utility serving the Premises.  Upon Tenant’s request, Landlord agrees to provide Tenant with a copy of the roof warranty for the Premises.  Tenant shall take no action to invalidate any warranty relating to the roof or any other portion of the Improvements.

(b) Except for ordinary wear and tear and loss due to casualty, acts of God or condemnation, Tenant will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as existed on the Turnover Date.  Any damage or injury sustained by any person because of Tenant’s failure to comply with the terms of this Section 9.1 shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including, but not limited to reasonable attorneys’ and other professional fees actually incurred, and any other cost which Landlord might reasonably incur.  Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the Premises unless expressly required under this Lease.

SECTION 9.2 ALTERATIONS.  Other than carrying out Tenant’s obligations of maintenance and repair as described in Section 9.1 above and except for (i) non-material alterations that do not affect the roof or other structural elements of the Premises in an amount not to exceed $15,000 per calendar year or $500,000 over the life of the Lease and (ii) as long as such alterations do not result in the footprint of the office portion of the Premises to exceed 25% of the total footprint of the building, Tenant will not make any alterations, renovations, improvements or other installations in, on or to the Premises or any part thereof without the prior written consent of Landlord.  Landlord agrees not to unreasonably withhold, condition or delay its consent to any such alteration, unless the alteration could, over time, reasonably be expected to affect the structural integrity or the mechanical, electrical or plumbing systems serving the Premises (including, without limitation, any alterations of the building, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises), in which event, Landlord shall have the right to withhold its approval for any reason in its sole discretion.

X.

SECTION 10.1 WATER, ELECTRICITY, TELEPHONE, AND SANITARY SEWER WITH RESPECT TO THE PREMISES.  Subject to the terms of Section 7.1(a), Landlord will provide utility connections for connection to the public utility facilities necessary to enable Tenant to obtain water, electricity and sanitary sewer service at normal loads and typical capacity for the Premises described in Landlord’s Scope of Work, but Landlord shall have no obligation to maintain, repair and/or replace any such utility lines.  Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises.  Subject to obtaining Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), Tenant may, at its expense, install any additional utility facilities.  Landlord shall be responsible for providing meters or other devices for the measurement of utilities supplied to the Premises only to the extent set forth in the Landlord’s Scope of Work.  Tenant shall be solely responsible for and promptly pay, as and when the same became due and payable, all charges for water, sewer, electricity, telephone and any other utility used or consumed in the Premises during the Term.

XI.

SECTION 11.1 INDEMNITIES.  (a)  Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, actions, damages, liability and expense, including, but not limited to, reasonable attorneys’ and other professional fees actually incurred, in connection with loss of life, personal injury and/or damage to property arising from or out of the negligence or willful misconduct of Landlord; provided that Landlord’s liability for defects in the Landlord’s Work is limited as provided in Section 7.2 of this Lease (but the foregoing does not relieve Landlord from its obligations under Section 9.1 of this Lease).  The provisions of this paragraph are subject to the provisions of Article XII and Article XIII of this Lease and shall survive the expiration or earlier termination of the Lease.

(b)           Tenant shall indemnify, hold harmless and defend Landlord from and against any and all claims, actions, damages, liability and expense, including, but not limited to, reasonable attorneys’ and other professional fees actually incurred, in connection with loss of life, personal injury and/or damage to property arising from or out of or related to the use or occupancy of the Premises regardless of cause or fault and regardless of whether Tenant or any other party is physically occupying all or any portion of the Premises (other than claims or liabilities that result from Landlord’s negligence or willful misconduct, whether in tort or in contract, or by any criminal activity on or about the Premises.  The provisions of this paragraph are subject to the provisions of Article XII and Article XIII of this Lease and shall survive the expiration or earlier termination of the Lease.

SECTION 11.2 INSURANCE.  (a)  Landlord shall procure and maintain continuously throughout the period commencing on the Rent Commencement Date and thereafter throughout the Term with respect to the Premises, at Tenant’s sole cost and expense, with insurance carriers licensed in North Carolina:

(i) insurance on the Property, the Improvements and, if Landlord is able to insure, the fixtures installed by Tenant as of the Rent Commencement Date or that Tenant requests in writing that Landlord insure (but not Tenant’s personal property and inventory located in the Premises), and such insurance (at Landlord’s discretion) shall (i) be “all Risk” or “Special Form,” whichever covers more perils (which coverage must include earthquake coverage if the Premises are located in a special earthquake hazard zone or if such insurance is required by Landlord’s lender and coverage for damage caused by subsidence), (ii) terrorism coverage against both alien and domestic acts of terrorism, (iii) cover loss or damage from vandalism and malicious mischief insurance, (iv) contain a rider for changes in code (ordinance and law coverage), (v) be in an amount equal to the full replacement cost of the Improvements, and (vi) contain a deductible of no greater than Fifty Thousand and No/100 Dollars ($25,000.00);

(ii) A liability insurance policy naming Landlord as the insured (and Tenant as an additional insured) with limits, for each occurrence, of not less than $1,000,000 and $5,000,000 in the aggregate (or such higher limits as may be required by Landlord’s Mortgagee); and

(iii) rent loss insurance covering all Annual Basic Rental and Additional Rental due hereunder for a period of twelve (12) months.

The cost of all such insurance shall be paid by Tenant within thirty (30) days of receipt of an invoice therefor and all such amounts shall be Additional Rental.  If the cost of such insurance is payable by Landlord less frequently than monthly, then Landlord, if it so elects, shall have the right to collect from Tenant, as Additional Rental, a reasonable estimate of the monthly cost of such insurance.  Landlord and Tenant agree that if such amounts collected by Landlord based on estimates of the costs of such insurance, then upon the precise amount being determined, the parties shall adjust such that any excess amounts collected by Landlord shall be refunded to Tenant and Tenant shall pay the amount of any shortfall between the actual cost of such insurance and the amount collected by Landlord.  All such amounts shall be paid within thirty (30) days of a written request therefore and this provision shall survive the expiration or earlier termination of the Lease.

(b) Tenant shall procure and maintain, and pay all premiums, fees and charges and deductibles for the purpose of procuring and maintaining continuously throughout the Term:

(i) insurance on Tenant’s personal property and inventory located in the Premises against loss or damage by fire or other casualty in an amount equal to the full replacement cost thereof; and

(ii) Tenant shall require any contractor retained by Tenant to perform work on the Premises to carry and maintain, at no expense to Landlord, worker’s compensation insurance as required by statute and builder’s risk insurance covering the full insurable value of the Premises; and

(iii) combined single limit general liability insurance, including, but not limited to, insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, for each occurrence, of not less than Five Million and No/100 Dollars ($5,000,000.00) with respect to personal injury or death, and One Million and No/100 Dollars ($1,000,000.00) with respect to property damage.

SECTION 11.3 TENANT’S INSURANCE POLICIES.  All liability, casualty and other insurance and policies of insurance referred to in Section 11.2 shall include Landlord and Landlord’s Mortgagee, if any, as additional insureds and loss payees (other than as relates to Tenant’s personal property, equipment and inventory located at the Premises), shall insure Landlord against liability arising out of Tenant’s negligence or the negligence of any other person, firm or corporation and shall cover any liability of Tenant that may arise through any indemnity given by Tenant in this Lease.  All policies procured hereunder shall be under standard form policies issued by insurers of recognized responsibility, rated A:XII or better by Best’s Insurance Rating Service and with carriers qualified to do business in the State where the Premises are located.  Evidence of such insurance (Accord Form 27), together with copies of all insurance policies required hereunder, shall be delivered to Landlord within thirty (30) days from the date hereof and thereafter not less than thirty (30) days prior to the expiration thereof, and shall provide that such policy may not be canceled or modified except upon not less than thirty (30) days written notice to Landlord.  If Tenant fails to procure and maintain the insurance required by this Article XI, then Landlord shall have the right to do so, without notice to Tenant if Landlord discovers that insurance coverage has lapsed, and the cost of same shall be Additional Rental payable to Landlord hereunder within ten (10) days of demand therefor.

SECTION 11.4 WAIVER OF SUBROGATION.  Notwithstanding any contrary provision contained in this Lease, Landlord and Tenant hereby waive any and all rights of recovery, claim, action or cause of action against the other, its agents, employees, officers, partners, servants, shareholders, members or managers for any loss or damage that may occur to the Premises or any personal property located therein or arising by reason of fire, the elements or any cause which could be insured against under the terms of a standard “all-risk” fire and extended coverage insurance policy, regardless of cause or origin.  Tenant agrees to have the insurance policies obtained pursuant to this Lease endorsed to effect the terms of this Section 11.4 and shall forward copies of the same to Landlord upon request.

XII.

SECTION 12.1 LANDLORD’S REPAIR ON CASUALTY.  (a)  If, during the Term of this Lease, the Improvements shall be damaged or destroyed by fire or other casualty, then Landlord shall, subject to the provisions hereof, repair and restore the Improvements (and any  fixtures insured by Landlord) to the extent, and only to the extent, of insurance proceeds received by Landlord and funds remitted to Landlord by Tenant.  If Landlord rebuilds, repairs and/or restores any portion of the Improvements, then Tenant shall remit to Landlord the amount of any deductible payable under any insurance.  All such repair and restoration of the Premises shall be in accordance with the reasonable disbursement terms and conditions (including plan approval) imposed by Landlord’s Mortgagee, which shall also allow Tenant to operate its business on the Premises in accordance with the Permitted Uses.  If, within the later to occur of (i) ninety (90) days of the date insurance proceeds are received by Landlord’s Mortgagee and (ii) one hundred eighty (180) days of the date of any such casualty, Landlord’s Mortgagee fails to make insurance proceeds available under the terms of the mortgage documents between Landlord and Landlord’s Mortgagee and Landlord elects not to repair or restore the Improvements, then Tenant shall have the right to terminate this Lease as of the date of such casualty on written notice to Landlord with no further liability hereunder except for Tenant’s indemnity obligations that survive termination of the Lease; provided, that, notwithstanding any contrary provision hereof, but subject to the provisions of this Section 12.1 regarding a casualty during the last two (2) years of the Term, if there exists no Event of Default (after all applicable notice and cure periods), and the reasonable cost to repair and restore the Improvements is less than 25% of the replacement cost of all of the Improvements or the repair or restoration can be completed within a two (2) month period following the date that all permits for such repair and restoration have been obtained (as estimated by a reputable contractor selected by Landlord and Tenant), then Landlord’s Mortgagee shall be obligated to advance the insurance proceeds to Landlord for the purposes of rebuilding and restoration and Landlord shall rebuild and restore the same.  Landlord will notify Tenant in writing prior to the expiration of the last day of the applicable period described in clause (i) or (ii) of the preceding sentence as to whether proceeds have been made available to repair or restore or whether Landlord has elected to repair or rebuild, as the case may be.

(b) Notwithstanding the provisions of Section 12.1(a), if insurance proceeds are unavailable because of a default by Tenant hereunder by Tenant or Tenant’s use of the Premises, then Tenant shall have no right to terminate this Lease and Tenant shall remit the amount necessary to repair or restore the Premises to Landlord within thirty (30) days of Landlord’s demand therefor.  Tenant acknowledges that Landlord’s Mortgagee shall have the right to review and approve all plans and specifications for the Improvements to be repaired or restored pursuant to the terms hereof, and may impose such requirements as are reasonable and customary for construction of that type in the county where the Premises are located, such approval not to be unreasonable withheld, conditioned or delayed.  To the extent possible and practical, the Improvements shall be rebuilt and restored as nearly as possible to the original plans and specifications therefor and as referenced on Exhibit B hereto with such changes therein as are necessitated by Landlord’s Mortgagee or applicable governmental rules and regulations.    Tenant shall cooperate with Landlord and Landlord’s Mortgagee in connection with any repair and restoration of the Premises and the same shall be completed with due diligence and commenced and completed within a reasonable time after the damage or loss occurs.

(c) Annual Basic Rental and all other Rental hereunder shall abate while the Improvements are being repaired or restored in an amount proportional to the amount of the Premises that is not available to operate its business on the Premises in accordance with the Permitted Uses.

(d) In the event the Improvements cannot be rebuilt, restored or repaired because of prohibitions contained in then applicable zoning or other governmental rules and regulations or the Permitted Encumbrances, then all proceeds payable on account of such casualty shall be paid to Landlord and this Lease shall terminate as of the date of the casualty and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided.  Notwithstanding the foregoing, if during the last two (2) years of the Term of this Lease any casualty occurs that damages the Improvements to the extent that the same cannot be reasonably repaired within thirty (30) days from the date of the casualty, and Tenant elects not to exercise any available Option Term (which Tenant shall be entitled to do even if not otherwise timely to do so in accordance with Section 3.3 hereof), then either Landlord or Tenant shall have the option of terminating this Lease as of the date of the casualty on written notice to the other within thirty (30) days of such casualty.  If neither party elects to terminate this Lease or if Tenant elects to renew the Term for any Option Term, then this Lease shall remain in full force and effect and the Improvements shall be repaired on the terms and conditions set forth in this Section 12.1.  If either party terminates this Lease on notice to the other party as provided above, then all proceeds payable on account of such casualty shall be paid to Landlord and this Lease shall terminate and neither party shall have any right or obligation to the other hereunder except as otherwise herein expressly provided.

XIII.

SECTION 13.1 TERMINATION OF LEASE.  If the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this Lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from all liability hereunder which accrues after the date of such taking.  If more than 25% of the Premises are taken or conveyance made in lieu thereof, either party shall have the right to cancel and terminate this Lease as of the date of such taking upon giving notice to the other of such election within thirty (30) days after such taking.  In the event of such cancellation, the parties shall thereupon be released from any further liability under this Lease (except for obligations existing on the effective date of such termination).

SECTION 13.2 CONTINUATION OF LEASE.  If Tenant determines after a taking, that the Premises can continue to be operated for its then current use, then this Lease shall remain in full force and effect in accordance with its terms except that the Annual Basic Rental shall be, in the case where any portion of the Improvements has been taken, proportionately reduced effective as of the date of the taking.

SECTION 13.3 APPORTIONMENT OF AWARD.  In the event of any taking, whether whole or partial, Landlord shall be entitled to receive the entire award except for any specific allocation for loss or disruption of Tenant’s business and any other awards to which Tenant may be entitled but which do not reduce the amount of the award to Landlord.  The provisions of this Section 13.3 shall survive any termination of this Lease in the event a final settlement or adjudication is not reached prior to the termination of the Lease or the expiration of the Term.

XIV.

SECTION 14.1 ASSIGNMENT.  Tenant may not assign or sublease any interest in this Lease without the prior consent of Landlord.  Landlord agrees not to unreasonably withhold, condition or delay any consent to a sublease; provided, however, that no such subletting or assignment shall result in a release of Tenant from its obligations hereunder.  Any assignment or subletting shall be subject to all of the terms and conditions set forth in this Lease and no assignment shall be valid until the assignee has executed and delivered an assumption of all of Tenant’s obligations hereunder.  Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant; (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets or stock as a going concern of the business that is being conducted on the Premises; or (iii) any corporation or limited liability company that acquires all or substantially all of the assets of the Tenant used on the Premises in accordance with the Permitted Uses; provided, however, that in the case of clause (ii) or (iii), that the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant as of the Commencement Date, and continues the same Permitted Use as provided hereunder.  For purposes of clarity, the parties hereto acknowledge and agree that a Change of Control is not an assignment.

SECTION 14.2 ACCEPTANCE OF RENT FROM TRANSFEREE.  The acceptance by Landlord of the payment of Rental following any attempted assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

XV.

SECTION 15.1 EVENT OF DEFAULT DEFINED.  Any one or more of the following events shall constitute an “Event of Default”:

(a) The sale of Tenant’s interest in the Premises under attachment, execution or similar legal process; or if Tenant is adjudicated as bankrupt or insolvent under any State bankruptcy or insolvency law or an order for relief is entered against Tenant under the Federal Bankruptcy Code.

(b) The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant as bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors.

(c) The admission by any officer of Tenant of its inability to pay its debts when due.

(d) The appointment of a receiver or trustee for the business or property of Tenant.

(e) The making by Tenant of a general assignment for the benefit of its creditors, or, except as permitted pursuant to Section 14.1, if in any other manner Tenant’s interest in this Lease shall pass to another by operation of law.

(f) The failure of Tenant to pay any Rental or other sum of money within five (5) days following receipt of written notice of such failure from Landlord; provided, however, that Landlord shall have no obligation to provide more than two (2) such notices in any twelve (12) month period.

(g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord; provided, however, there shall be no cure period with respect to Tenant’s obligation to provide the Letter of Credit.

SECTION 15.2 REMEDIES.  (a)  Upon the occurrence and during the continuance of any Event of Default, after all applicable notice and cure periods, Landlord may do any one or more of the following:

(i) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

(ii) Terminate this Lease and repossess the Premises (after complying with all applicable laws relating to such repossession) and be entitled to recover as damages an amount of money equal to the sum of (i) the cost of recovering the Premises, (ii) all unpaid Rental, together with interest thereon at the Default Rate, (iii) the present value (discounted at a rate per annum equal to the Prime Rate then in effect) of the balance of the Rental due for the remainder of the Term to the extent it exceeds the fair rental value of the Premises for the remainder of the Term (which shall in no event be less than zero) and (iv) any other sum of money or damages Landlord is entitled to under any express provision of this Lease.

(iii) Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by lawful entry or detainer suit or otherwise, in accordance with applicable law, without terminating this Lease, in which event Landlord may relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord.  No reentry by Landlord, however, or any other action by Landlord shall constitute an acceptance of surrender by Tenant, it being understood that such acceptance or surrender can be affected only by the written agreement of Landlord and Tenant.  For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary, and (a) if Landlord shall fail to relet the Premises, or (b) if the Premises are relet and a sufficient sum shall not be realized from such reletting after paying (i) the unpaid rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the Default Rate, (ii) the reasonable cost of recovering possession, (iii) the reasonable costs and expenses of decorations, repairs, changes, alterations and additions and (iv) the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the Rental provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rental reserved in this Lease for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under this Section 15.2(a)(iii) from time to time, and no delivery to or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofor reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iv) Exercise any other legal or equitable right or remedy which it may have under this Lease or at law.

(b) Notwithstanding the provisions of clause (a)(i) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a)(i) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be injured by failure to take rapid action and if Landlord reasonably believes that the unperformed obligation or pending actions by Tenant will result in immediate and substantial harm to person or property.

(c) Any costs and expenses incurred by either party (including, without limitation, reasonable attorneys’ fees actually incurred and court costs) in enforcing any of its rights or remedies under this Lease shall, in the case of sums due Landlord, be deemed to be Additional Rental and shall, in all cases, be repaid to the party entitled to the same upon demand and shall bear interest from the date due until paid at the Default Rate.

(d) Notwithstanding the foregoing, Landlord shall be required to mitigate damages to the extent required by applicable law.

SECTION 15.3 DAMAGES.  (a)  If Tenant’s right of possession under this Lease is terminated by Landlord pursuant to Section 15.2, then Tenant shall remain liable for any Rental and its other obligations under this Lease.  Tenant shall also pay to Landlord (i) all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys’ fees actually incurred, costs and expenses incurred by Landlord in pursuit of its remedies hereunder (including court costs) or in reletting the Premises to others from time to time and (ii) additional damages which shall be in an amount or amounts equal to the Rental due hereunder during the remainder of the Term less all sums received by Landlord from any reletting of the Premises; provided, that the amount received by Landlord from any reletting of the Premises shall be reduced by the costs of such reletting, such as brokerage commissions and reasonable demolition and renovation expenses necessary to restore the Premises to a condition suitable for a typical warehouse user.

(b) If this Lease is terminated pursuant to Section 15.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

SECTION 15.4 ASSIGNMENT IN BANKRUPTCY.  In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord elects not to terminate or is stayed from termination of Tenant’s rights of possession under this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord:

(i) That assignee has sufficient capital and financial viability to pay the Rental and other charges due under the Lease for the entire Term; and

(ii) That assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any financing agreement.

SECTION 15.5 LANDLORD DEFAULT.  If Landlord shall fail to keep, observe or perform any of the terms, covenants or conditions herein to be kept, observed and performed by Landlord and such failure continues for a period of (i) thirty (30) days; (ii) or fifteen (15) days in the case of a failure that interferes in a material and adverse manner with Tenant’s ability to conduct business after Tenant has provided Landlord with written notice of such failure (or such longer period as is reasonably required to effect a cure of such default), then Tenant (as its sole rights and remedies for such default) shall have the right, but not the obligation, to cure such default by such acts as may be reasonably necessary under the circumstances, and to offset any reasonable and actual out-of-pocket expense thereof (including reasonable attorneys’ fees) against amounts due to Landlord from Tenant under this Lease; provided, however, in no event shall Tenant be entitled to offset more than 25% of any installment of rent due under this Lease (unless the remaining Term of this Lease is not sufficient for Tenant to receive the full amount of such offset in which event Tenant may offset an amount each month sufficient for Tenant to receive the full amount of such offset during the remaining Term) and any such work performed by Tenant on the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws.

XVI.

SECTION 16.1 SUBORDINATION.  (a)  Unless a Mortgagee shall otherwise elect as provided in Section 16.2 of this Lease, and subject to Tenant’s right of non-disturbance set forth in Section 16.4 below, Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

(i) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

(ii) any mortgage, deed of trust of other security instrument constituting a lien upon the Premises, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a “Mortgage” and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or note holder, being referred to herein as a “Mortgagee”.

(b) Tenant agrees, within ten (10) business days after a request therefor, to execute any instrument or instruments reasonably necessary or desirable to effectuate its agreement to subordinate its interest to the interest of any Mortgagee, subject to the non-disturbance requirements described in Sections 16.3 and 16.4 below.

SECTION 16.2 MORTGAGEE’S UNILATERAL SUBORDINATION.  If a Mortgagee shall elect by notice to Tenant or by the recording of a unilateral declaration of subordination, then this Lease and Tenant’s rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

SECTION 16.3 ATTORNMENT.  If any person shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, refinance, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, such successor in interest shall not disturb Tenant’s interest in or possession of the Premises pursuant to the terms of this Lease, Tenant shall attorn to such successor in interest and shall, within ten (10) business days after a request therefor, execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request; provided, however, that no Mortgagee or successor in interest to Landlord by reason of foreclosure or deed in lieu of foreclosure shall be (i) bound by any payment of Rental more than one month in advance; (ii) bound by any amendments or modifications of this Lease made after the date of such Mortgage without the consent of the Mortgagee or (iii) liable for any act or omission of a prior landlord hereunder.

SECTION 16.4 NON-DISTURBANCE.  So long as no Event of Default shall exist (after all applicable notice and cure periods), this Lease shall remain in full force and effect for the full Term hereof, and Tenant’s occupancy of the Premises and tenancy under this Lease shall not be disturbed by any foreclosure proceeding or any deed in lieu of foreclosure or other such transfer, and the subordination set forth in Section 16.1 is made subject to Tenant’s non-disturbance rights under this Section 16.4.  Landlord shall cause its Mortgagee to execute and deliver a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to all parties, as soon as reasonably possible after the execution hereof.

XVII.

SECTION 17.1 SENDING OF NOTICES.  (a)  Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given as follows:

(i) If intended for Landlord, on the earlier of (i) the date such notice is actually received by Landlord, (ii) the date such notice is delivered to Landlord or (iii) the next business day following the date on which the same shall have been deposited with a nationally recognized overnight courier service for next day delivery properly addressed with all charges prepaid, addressed to Landlord, Attn: Kenneth R. Beuley, The Keith Corporation, 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, with a facsimile copy thereof faxed to Landlord at (704) 365-0733; Attn: Kenneth R. Beuley on the day notice is mailed to Landlord.

(ii) If intended for Tenant, on the earlier of (i) the date such notice is actually received by Tenant, (ii) the date such notice is delivered to Tenant or (iii) the date on which the same shall have been deposited with a nationally recognized overnight courier service for next day delivery properly addressed with all charges prepaid, addressed to Tenant at the Tenant Notice Address.

(iii) A copy of all notices sent to Landlord shall be delivered to Moore & Van Allen, PLLC, Floor 47, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28202-4003, Attention: Jeffrey W. Glenney.

(iv) A copy of all notices sent to Tenant shall be delivered to Hutchison PLLC, 3110 Edwards Mill Road, Suite 300, Raleigh, North Carolina 27612, Attention:

Emily King or Bill Wofford.

(b) Either party may, at any time, change its notice address (including its facsimile number) by sending a written notice to that affect the other party stating the change and setting forth the new address or number.

SECTION 17.2 NOTICE TO MORTGAGEES.  If any Mortgagee shall notify Tenant in writing that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 17.1 and to such address as such Mortgagee shall designate.

XVIII.

SECTION 18.1 WARRANTY.  Subject only to the Permitted Encumbrances and all applicable laws (including zoning laws), Landlord warrants that it has full right and authority to lease the Premises upon the terms and conditions herein set forth; and Tenant shall peacefully and quietly hold and enjoy the Premises in accordance with the terms and conditions hereof for the full Term hereof and so long as Tenant does not default in the performance of any of its covenants or obligations hereunder.

XIX.

SECTION 19.1 ESTOPPEL CERTIFICATES.  At any time and from time to time, within ten (10) business days after Landlord delivers the requested certificate, Tenant will execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord, a certificate in reasonable form with respect to the factual matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord (including, without limitation, the amount of Annual Basic Rental and other charges due hereunder, the existence of any defaults, the expiration of the Term hereof and the existence of any Lease amendments).

SECTION 19.2 INSPECTIONS AND ACCESS BY LANDLORD.  So long as Landlord does not unreasonably interfere with Tenant’s operation, and subject to Tenant’s manufacturing standard operating procedures, applicable laws, rules regulations and regulatory guidance, Tenant will permit Landlord, its agents, employees and contractors, to enter all parts of the Premises upon not less than 24 hours prior written notice and then only during Tenant’s business hours to inspect the same, to show to prospective purchasers and mortgagees and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs; provided, however, that, in an emergency situation, Tenant shall not be notified of such access.  During the last nine (9) months of the Term and upon not less than two (2) days advance oral notice to Tenant, Landlord shall have the right to show the Premises to prospective tenants and purchasers and to place a sign on the Premises indicating that the Premises are available for rent or sale.  The parties hereby acknowledge that the Tenant will maintain confidentiality and trade secrets in and about the Premises during the Term and that Tenant must abide by its standard operating procedures, applicable laws, rules regulations and regulatory guidance.  Therefore, (i) Tenant reserves the right to limit access to certain areas of the Premises in order to protect its trade secrets and comply with the foregoing; (ii) all persons accessing the Premises must be accompanied by a representative of Tenant; and (iii) all persons accessing the Premises must execute a confidentiality agreement in a form reasonably acceptable to Tenant prior to accessing the Premises.  For the purposes of this Section 19.2, Landlord’s notice may be provided by telephone or by an email, provided that Tenant confirms receipt of the same.

SECTION 19.3 CONFIDENTIALITY.  Landlord agrees and acknowledges that the Tenant will maintain confidential information and trade secrets in and about the Premises during the Term and that Tenant shall intends such confidential information to remain secure.  Landlord agrees that all information to which Landlord is exposed by Tenant regarding its trade secrets, intellectual property, products, research and development activities, financial information, personnel, facility needs and otherwise regarding its business operations is the proprietary and confidential information of Tenant (“Confidential Information”).  Landlord shall use the Confidential Information solely for the purposes of performing the services under this Lease (provided that Landlord may, without Tenant’s consent, disclose Tenant’s financial information to third parties in connection with any proposed or actual sale, financing or refinancing of the Premises provided that such third party executes and delivers a Confidentiality Agreement in the form attached hereto as Exhibit F) and shall not disclose the Confidential Information except as allowed herein to any third party without the prior written consent of Tenant.  The foregoing obligations shall not apply to any information provided by Tenant that (i) is or becomes generally available to the public other than as a result of breach of this Lease by Landlord; (ii) was available to Landlord on a non-confidential basis prior to its disclosure by Tenant; or (iii) is disclosed to the Landlord without restriction by a third party having no obligation of confidentiality to Tenant.  If Landlord is required to disclose any Confidential Information by applicable law, regulation or order, Landlord will promptly notify Tenant prior to making such disclosure and will reasonably cooperate with Tenant in seeking a protective order of other appropriate remedy to protect the confidential nature of such information.   All Confidential Information shall be returned to Tenant upon the termination of this Lease or the earlier written request of Tenant.

SECTION 19.4 MEMORANDUM OF LEASE.  Upon the execution of this Lease, the parties hereby agree to execute, acknowledge and deliver a Memorandum of Lease in substantially the form attached hereto as Exhibit C.  No such memorandum shall include any financial terms of the Lease.  Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall be paid by Tenant.  In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement terminating the Memorandum of Lease of record.  If Tenant fails to execute such agreement within that thirty (30) day period, Landlord is hereby authorized to execute and record such agreement terminating the Memorandum of Lease of record.  This provision shall survive any termination of this Lease.

SECTION 19.5 REMEDIES CUMULATIVE.  No reference to any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.  The foregoing shall in no way relieve or release Tenant from its obligation to pay all Rental without offset, deduction, or counterclaim, except as expressly permitted in Section 3.1(c) of this Lease.  No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.  Except for any express written waiver by Landlord as to any breach by Tenant of its obligations under this Lease, no waiver by Landlord as to any breach of Tenant shall affect or alter this Lease in any way whatsoever.

SECTION 19.6 SUCCESSORS AND ASSIGNS.  Subject to Section 14.1 of this Lease, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord or is otherwise permitted hereunder.  Upon any sale or other transfer by Landlord of its interest in the Premises and upon the express written assumption of Landlord’s obligations hereunder by the assignee of Landlord’s interest herein, Landlord shall be relieved of all of its obligations arising under this Lease occurring after the date of such sale or transfer.

SECTION 19.7 CAPTIONS AND HEADINGS.  The Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

SECTION 19.8 BROKER’S COMMISSION.  Each of the parties (i) represents and warrants that except for Cushman & Wakefield | Thalhimer representing Landlord (Chris Norvell and Jim Allaire) (“Landlord’s Broker”) and (ii) Cushman & Wakefield | Thalhimer (Sue Back and John R. Kelly) representing Tenant (“Tenant’s Broker”), there are no claims for brokerage commissions or finders’ fees in connection with the execution of this Lease for which the other party will be obligated, and (ii) agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, attorneys’ fees.  Landlord agrees to compensate Landlord’s Broker pursuant to a written agreement between Landlord and Landlord’s Broker and Landlord’s Broker shall be responsible for compensating Tenant’s Broker pursuant to an agreement between Landlord’s Broker and Tenant’s Broker.

SECTION 19.9 NO JOINT VENTURE.  Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

SECTION 19.10 NO OPTION.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

SECTION 19.11 NO MODIFICATION.  This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease.  Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease.  No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.  This Lease can be modified only by a writing signed by the parties.

SECTION 19.12 SEVERABILITY.  If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 19.13 THIRD PARTY BENEFICIARY.  Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

SECTION 19.14 AUTHORITY; GOOD STANDING.  Tenant represents and warrants to Landlord that (i) Tenant is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) Tenant is qualified to do business in North Carolina and (iii) the person executing this Lease on behalf of Tenant was authorized to do so.  Upon the request of Landlord, Tenant shall provide to Landlord a certificate of the Secretary of Tenant stating the officers of Tenant, the specimen signature of the officer of Tenant who will be executing this Lease and a resolution of the board of directors of Tenant authorizing the officer of Tenant who will execute this Lease to execute and deliver this Lease on behalf of Tenant.  Landlord represents and warrants to Tenant that (i) Landlord is a limited liability company duly formed, validly existing and in good standing under the laws of the State of North Carolina, and (ii) the person executing this Lease on behalf of Landlord was authorized to do so.  Upon the request of Tenant, Landlord shall provide to Tenant evidence of the authority of the person executing this Lease on behalf of Landlord.

SECTION 19.15 APPLICABLE LAW.  This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State in which the Premises are located.

SECTION 19.16 PERFORMANCE OF LANDLORD’S OBLIGATIONS BY MORTGAGEE.  Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

SECTION 19.17 HAZARDOUS SUBSTANCES.  Landlord shall not install or incorporate in the Improvements or use in the construction thereof (except as permitted by applicable law) any Hazardous Substances, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any claim, demand, liability, damage, loss or expense that Tenant might suffer from the breach of this Section 19.17 by Landlord.  Tenant agrees that, except to the extent necessary or useful to operate its business on the Premises and then only in accordance with the Permitted Uses and all applicable laws, rules and regulations, it shall not use or store any Hazardous Substances at the Premises, except to the extent permitted by applicable law and then only in strict conformance with applicable law.  Tenant shall indemnify and hold harmless Landlord from any claim, demand, liability, damage, loss or expense (including environmental compliance or response costs, costs for all remedial action and/or damage to third parties, attorneys’ fees and court costs) incurred or suffered by Landlord, directly or indirectly, as a result of or in connection with the use, storage, disposal, generation, release, or threatened release of any Hazardous Substance upon, beneath or around the Property, which indemnity shall survive the termination of this Lease.  Throughout the Term and at Landlord’s expense, Landlord and its contractors and consultants, upon at least ten (10) days’ advance written notice, may enter the Premises for the purposes of performing inspections (including a Phase I environmental audit) to determine whether Tenant is complying with all applicable laws, including all applicable environmental laws.  “Hazardous Substances” means and includes any of the substances, materials, elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the “EPA”) and the list of toxic pollutants designated by the United States Congress or the EPA and substances, materials, elements or compounds affected by any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waste, substance or material, as now or at any time hereafter in effect.  The indemnities set forth in this Section 19.17 shall survive the expiration or earlier termination of this Lease.

SECTION 19.18 LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD.  Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Premises and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Premises.  Notwithstanding any contrary provision contained in this Lease, (i) in no event shall Landlord be liable for any consequential, special  or punitive damages arising out of or related to this Lease and (ii) in no event shall any member, manager, employee, director, shareholder, partner, officer or director of Landlord have any personal liability under or pursuant to this Lease.  No personal judgment shall be against Landlord upon extinguishment of its rights in the Premises and any judgments so rendered shall not give rise to any right of execution or levy against Landlord’s assets.  The provisions hereof shall inure to Landlord’s successors and assigns including any Mortgagee.  The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease, including the right to recover the amount of any final, non-appealable judgment through the offset of Rental due hereunder.  This Section 19.18 shall survive any termination or expiration of this Lease.

SECTION 19.19 NET LEASE.  Notwithstanding anything to the contrary set forth in this Lease and except for the Landlord’s obligations expressly set forth in Section 9.1(a), it is the purpose, intent and agreement of Landlord and Tenant that the Annual Basic Rental payable hereunder shall be an absolute net return to Landlord, undiminished by the Taxes or any part thereof, or any other maintenance or repair costs, costs of insurance, or any other charges of any kind or nature whatsoever relating to the Premises or any Improvements, including any charges assessed or levied pursuant to the Permitted Encumbrances, which may arise or become due during the term of this Lease, all of which shall be paid by Tenant.  All sums payable pursuant to this Section 19.19 shall be deemed Additional Rental payable by Tenant hereunder.

SECTION 19.20 COMPLIANCE WITH LAW AND REGULATION.  Landlord shall be responsible for Landlord’s Work complying with all applicable laws in effect as of the Turnover Date.  Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances relating to the use or occupancy of the Premises (including environmental laws), whether presently existing or enacted after the date hereof, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord’s or Tenant’s fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

SECTION 19.21 FINANCIAL STATEMENTS.  If Tenant’s financial statements are not readily available to the public, then, at Landlord’s request, Tenant shall deliver to Landlord (i) unaudited quarterly financial statements of Tenant prepared in accordance with GAAP within forty-five (45) days from the end of the requested fiscal quarter of Tenant and (ii) audited annual consolidated financial statements of Tenant within one hundred thirty five (135) days from the end of the requested fiscal year of Tenant.

SECTION 19.22 LETTER OF CREDIT.  Tenant’s obligations under this Lease shall be secured by an irrevocable and unconditional letter of credit in the amount of $1,325,000.00 (the “Security Deposit”), which shall be held by Landlord to secure Tenant’s obligations under this Lease; provided, however, that if the Tenant elects to receive the Reduced Allowance rather than the Allowance, then the amount of the amount of the letter of credit may be reduced to $740,000.  Upon any election by Tenant to receive the Reduced Allowance, Landlord agrees to cooperate with Tenant to achieve a reduction of the amount of the Letter of Credit.  The amount of the Letter of Credit and the Security Deposit shall be increased by 20% of the amount, if any, of the Additional Amortizable Improvement Allowance paid to Tenant.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below).  The amount of the Letter of Credit Tenant is required to maintain shall be reduced by one third of its face amount on the first day of each of the fourth and fifth Rental Years and shall be entirely eliminated on the first day of the sixth Rental Year.  Notwithstanding the foregoing, the amount of the Letter of Credit shall not be reduced if on the day of any such reduction, an Event of Default has occurred and is continuing or an event has occurred that with the passage of time or the giving of notice, of both, would constitute an Event of Default.  Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations under this Lease, without prejudice to any of Landlord’s other remedies.  If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request.   On or before the Effective Date, Tenant shall furnish to the Landlord an irrevocable standby letter of credit from a financial institution acceptable to the Landlord, as determined by the Landlord in its sole and absolute discretion.  The Landlord hereby agrees that Bank of America, Wells Fargo, BB&T, US Bank and PNC are financial institutions acceptable to the Landlord.  Any letter of credit furnished to Landlord pursuant to the terms of this Section 19.22, together with any replacement or substitute letter of credit (or amendment thereto extending the expiry date), shall be referred to herein as the “Letter of Credit”.  The Letter of Credit shall be in a form reasonably acceptable to Landlord. The Letter of Credit must explicitly provide that it is assignable and transferable more than once and if requested by Landlord (or any successor thereto), the Tenant shall cause a new Letter of Credit to be issued in the name of any successor to Landlord.  The only conditions for payment, in whole or in part, under the Letter of Credit shall be the presentation (which may occur in the Charlotte, North Carolina) by the Landlord, or any successor or assign of the Landlord, to the financial institution issuing the Letter of Credit of a certificate referencing this Lease and stating that the Tenant (or its assignee or sublessee) is in default of its obligations under this Lease.  The Letter of Credit shall have a term of not less than one (1) year and the Tenant shall be obligated to deliver to the Landlord a replacement or substitute Letter of Credit (or amendment thereto extending the expiry date) satisfying the terms of this Section 19.22 at least thirty (30) days prior to the expiration date of the Letter of Credit previously deposited with the Landlord by the Tenant.   If such replacement or substitute Letter of Credit (or amendment thereto extending the expiry date) satisfying all of the requirements of this Section 19.22 is not furnished within seven (7) business days prior to the expiration of the previously furnished Letter of Credit, then the Landlord may draw all or part of the Letter of Credit and hold all the proceeds thereof as security for the Tenant’s obligations hereunder until such time as a substitute Letter of Credit is furnished.  Notwithstanding anything to the contrary set forth in this Lease, there shall be no cure period applicable to the Tenant’s obligation to furnish a replacement or substitute letter of Credit (or amendment thereto extending the expiry date).  Upon the Landlord’s receipt of a replacement or substitute Letter of Credit (or amendment thereto extending the expiry date) satisfying the terms of this Section 19.22, the Landlord shall promptly return to the Tenant any Letter of Credit previously furnished to the Landlord in connection with this Lease plus any funds that have been disbursed to Landlord from the previous Letter of Credit because of the imminent expiration of the Letter of Credit.  If the Letter of Credit is lost, mutilated, stolen or destroyed, Tenant shall cooperate with Landlord's efforts to cause the bank to cancel the lost, mutilated, stolen or destroyed Letter of Credit and to replace such Letter of Credit.  The Letter of Credit, and the funds drawn thereunder, shall secure all of the obligations of the Tenant under this Lease.  The Letter of Credit shall be considered a cash deposit for the purposes of Section 502(b)(6) of the Bankruptcy Code.  Upon the occurrence of a default by Tenant to pay the amounts required pursuant to this Lease, the Landlord may, from time to time and without prejudice to any other remedy available to the Landlord at law or in equity, draw upon the Letter of Credit in whole or in part and apply the funds so drawn to make good on the amounts owed by Tenant hereunder.  If (a) no Event of Default has occurred and is continuing and no event has occurred that with the passage of time or the giving of notice, of both, would constitute an Event of Default and (b) if the credit rating of Tenant exceeds BBB+ (from S&P or Fitch) or Baa1 (from Moody’s) for a period of 12 consecutive months following the Rent Commencement Date, then the requirement for Tenant to provide the Letter of Credit shall cease and terminate and Landlord shall promptly return any Letter of Credit it holds.

SECTION 19.23 RIGHT OF FIRST OFFER.

(a) Landlord (it being the agreement and intent of the parties that this right of first offer shall not be applicable to any successor Landlord hereunder that is not TKC LXXVII, LLC, other than an entity related to The Keith Corporation) hereby grants to Tenant a right of first offer (the “Right of First Offer”) to purchase the Premises.

(b) If Landlord shall desire to offer the Premises for sale to a third party and no uncured Event of Default exists and no event has occurred that would constitute an Event of Default with the giving of notice, the passage of time, or both, then Landlord shall first make a written offer setting forth the terms and conditions upon which Landlord is willing to sell the Premises (as determined by Landlord in its sole discretion) (the “Landlord Offer”). Tenant shall have twenty (20) days after receipt of such written offer to deliver to Landlord written notice of its election to purchase the Premises and if Tenant fails to deliver such written notice to Landlord exercising its right to purchase the Premises within such twenty (20) day period, then such failure shall constitute Tenant’s election not to exercise its right to purchase the Premises. If Tenant elects not to purchase the Premises or if Tenant fails to provide written notice of its election to exercise its right to purchase the Premises within such twenty (20) day period, then Landlord shall have the right to sell the Premises at any time, free and clear of the right of first offer described in this Section 19.23, provided that the purchase price shall not be less than 95% of the purchase price contained in the Landlord Offer.

(c) If Tenant elects to purchase the Premises pursuant to this Right of First Offer, then Tenant shall upon the same business day as such acceptance pay to Landlord the sum of $50,000.00 which shall in no event be refundable to the Tenant (except in the event Landlord fails to honor the terms of the Landlord Offer or the parties fail to agree upon a definitive Purchase and Sale Agreement within 14 days from date of Tenant’s acceptance of the Landlord Offer) but shall be applied to the purchase price.  Within fourteen (14) days from the Tenant’s acceptance of the Landlord Offer, Tenant and Landlord shall enter into a definitive Purchase and Sale Agreement for the Premises consistent with the terms of the Landlord Offer and upon the execution of such agreement, the Tenant shall pay to Landlord an additional $250,000.00 (time being of the essence) which shall in no event be refundable to the Tenant (except in the event Landlord fails to honor the terms of the Purchase and Sale Agreement) but shall be applied to the Purchase Price.  Furthermore, if (a) no definitive Purchase and Sale Agreement is entered into within such fourteen (14) day period, (b) the deposits required hereunder are not timely made, time being of the essence or (c) after a definitive Purchase and Sale Agreement is entered into between Landlord and Tenant, Tenant fails to close upon the Premises for any reason other than a default by Landlord, then Landlord shall be entitled to sell the Premises to any third party free and clear of the rights of Tenant under this Right of First Offer and this Right of First Offer shall thereafter be null and void.

(d) The closing of the sale by Landlord and the purchase by Tenant of the Premises shall be consummated within forty-five (45) days after the expiration of the Election Term.  The sale of the Premises shall be made by Landlord “As-Is” without any warranty or representation of any kind.  At the closing, Landlord shall convey, or cause to be conveyed, good and marketable fee simple title to the Premises to Tenant by Special Warranty Deed.

SECTION 19.24 MULTIPLE COUNTERPARTS.  This Lease may be executed in multiple, separate counterparts, each of which shall constitute an original and all of which taken together shall constitute but one original.

SECTION 19.25 TIME IS OF THE ESSENCE.  Time is of the essence with respect to the obligations of Landlord and Tenant hereunder.

SECTION 19.26 PURCHASE OPTION.  Landlord hereby grants to Tenant an option to purchase the Property from the Landlord (the “Option”) upon the terms and conditions set forth below in this Section 19.26.  Tenant’s option to purchase the Property shall terminate and be null and void if Tenant fails to exercise the Option in writing on or before January 1, 2015.  The terms and provisions of the Option are set forth below:

(i)           The purchase price for the Property pursuant to the Option shall be $9,983,127.00, plus all sums payable to Landlord under this Lease accruing through the date of the closing of the Option; however, if Tenant elects to receive the Reduced Allowance rather than the Allowance, then the purchase price for the Property shall be $7,620,660.00.  Irrespective of the foregoing, if the Tenant takes the Additional Amortizable Improvement Allowance, the purchase price shall be increased by the amount taken, if any.  The provisions of the Lease that are stated to expressly survive termination of the Lease shall survive the termination of the Lease pursuant to the Option.

(ii)           Upon the closing of the Option, the parties shall execute an agreement terminating this Lease.  The termination agreement shall provide that neither party shall waive or forfeit any rights arising under the Lease that accrued prior to the date of the closing of the sale of the Property.

(iii)           The Property shall be conveyed and sold to Tenant in its “As-Is” condition and without any representation or warranty, express or implied, except for any express warranties contained in the Lease (which shall survive for the period set forth in the Lease).  The parties will use commercially reasonable efforts to negotiate a Purchase and Sale Agreement in a form reasonably acceptable to Landlord and Tenant.  Closing shall occur on a date agreed upon by Tenant and Landlord, but in no event later than the date ninety (90) days following the Turnover Date.  Landlord shall convey the Property by appropriate documents containing a special warranty of title and subject only to the Permitted Encumbrances and other encumbrances consented to by Tenant or caused by Tenant, except that Landlord shall cause any monetary lien constituting a Permitted Encumbrance to be released upon the conveyance of the Property.   As the Lease provides that Tenant shall pay for ad valorem taxes and insurance, there will be no proration of taxes or insurance and no sales commission shall be due by any party hereunder, Landlord’s proceeds at the closing shall not be diminished by any commission in connection with the conveyance of the Property pursuant to this Option.  Each party shall pay all legal fees incurred by such party in connection with the Option, the exercise thereof and any transfer of the Property pursuant to the Option.

(iv)           The earnest money deposit for the purchase of the Property shall be an amount equal to five percent (5%) of the purchase price and shall be paid on or before the date thirty (30) days following the exercise of the Purchase Option.  If on or before the date thirty (30) days following the exercise of the Purchase Option, the Purchase and Sale Agreement is not executed and delivered by all parties or if the earnest money deposit is not paid, then the Purchase Option shall be null and void and of no further force and effect.  Upon a default by Tenant under the purchase and sale agreement for the Property (including a failure to close), the earnest money shall be paid to Landlord as liquidated damages.

(v)           Time is of the essence with respect to all of the dates and time periods in this Section.

SECTION 19.27 TERMINATION RIGHT IF INCENTIVES NOT OBTAINED.  Landlord acknowledges that Tenant is pursuing Incentives in connection with the Project and the Lease.  If Tenant fails to obtain Incentives (hereinafter defined) with a value of not less than $9,200,000.00, then Tenant shall have the right to terminate this Lease upon payment to Landlord of Landlord’s actual and reasonable out-of-pocket costs and expenses incurred in connection with the Lease and the Project, in an amount not to exceed $175,000.00.  Tenant’s termination right under this Section 19.27 shall terminate if not exercised by Tenant providing written notice to Landlord of its termination, such notice to be provided on or before September 10, 2014.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease as of the day and year first above written.

LANDLORD:

TKC LXXII, LLC, a North Carolina limited liability company

By:	/s/ Kenneth R. Beuley
Kenneth R. Beuley, Authorized Member

TENANT:

ARGOS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

Attachments:

Exhibit A - Legal Description of the Property
Exhibit B - Landlord’s Scope of Work
Exhibit C - Memorandum of Lease
Exhibit D - Permitted Encumbrances
Exhibit E - Site Plan
Exhibit F – Form of Confidentiality Agreement
Exhibit G – Scope / Cost Adjustments

Exhibit A

Legal Description

Being all of Lot 5B as shown on that certain plat prepared by Triangle Surveyors and recorded in the Durham County Register of Deeds office in Plat Book 177 at Page 172 containing 10.828 acres, more or less.

TOGETHER WITH All that tract or certain parcel of land lying in Durham County, North Carolina, and being .319 acres, more or less, as shown on that Final Plat of Street Closing and Recombination for TKC CXVI, prepared by Ronald D. Carpenter, dated August 20, 2008 and recorded in Plat Book 182, page 272, Durham County Registry; said plat of survey is incorporated herein by this reference and made a part of this description; which said tract is designated as Tract 1 in that certain Quitclaim Deed recorded in Book 5818, page 873, Durham County Registry and more particularly described as follows: Beginning at a point designated as “SIP”; thence S 06 deg. 09’ 28” W a distance of 39.00 feet to a point; thence S 31 deg. 31’ 20” E a distance of 93.09 feet to a point, said point being the existing northern right of way boundary of Project 6.804731 in Durham County; thence along and with the existing northern right of way boundary of the project to a point designated as SIP; thence N 51 deg. 22’ 10” E, a distance of 108.10 feet to a point; thence N 83 deg. 43’ 18” E, a distance of 100.00 feet to the point of beginning.

Exhibit B

Scope of Landlord’s Work

CHOATE
- CONSTRUCTION -
CENTERPOINT II
DURHAM, NORTH CAROLINA
Prepared June 30th,2014

SCOPE OF WORK
(REVISED: 8-12-14)

DIVISION I - GENERAL REQUIREMENTS

I. General Scope

A. The Project will be constructed in the Centerpoint Business Park located in Durham, North Carolina and shall total 97,875 square feet. Primary dimensions of the building will be 200'x500' with a 28' clear height. The facility will be constructed with an ESFR sprinkler system. The building will utilize 50' x 50' and will be supported by load bearing non insulated tilt-up concrete wall panels designed to the desired heights. The site includes parking for 195 employees using the parking lot in the front of the building and the truck court in the rear of the building as shown on the attached Cole Jenest & Stone site plan dated 2-19-14.

B. The Scope of Work is in accordance with the requirements of all, state and local regulations, laws and codes.

C. The following plans were used to develop this Scope of Work:

(1) MSA Floor Plan A101 DATED 7/17/14 (Attached)

(2) MSA Shell Elevations Plan A201 DATED 7/17/14 (Attached)

(3) CJS Site plan submittal package dated 3-24-14

(4) CJS site plan DATED 7/22/14 (Attached)

II. Design/Engineering

A. Architectural design services will be provided by MSA Design Inc. and civil design will be provided by Cole Jenest and Stone. Cost for these design services is included in TKC proposal.

B. Structural Design, Plumbing, HVAC, Fire Protection and Electrical design shall be provided by design/build Engineers and subcontractors under Choate's supervision and control.

C. Design is predicated upon a site class "D" designation as defined by the International Building Code. Based upon the information provided by TKC the building will be classified as IIB S-2 Low Hazard Storage. Changes to this scope of work by the Tenants insurance provider or Factory Mutual will be evaluated and priced accordingly.

D. Geotechnical surveys, third party inspection costs as-built topographic drawings, as-built site/civil drawings, and post construction maintenance plans are to be provided by TKC.

III. Design Criteria

A. Architectural Design Criteria

(1) Construction plans and specifications shall be prepared based on this Scope of Work.

CHOATE CONSTRUCTION COMPANY
2907 Providence Road, Suite 400, Charlotte, NC 28211
(O) 704.556.0550 (F) 704.556.0601 www.choateco.com

Atlanta, Georgia | Charleston, South Carolina | Charlotte, North Carolina | Raleigh, North Carolina | Savannah, Georgia

ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

B. Structural Design Criteria

(1) Foundations and structures below grade shall be designed for an assumed 3,000 psf bearing.

(2) Foundation depths are at an assumed depth of 1'-4" below finished grade except at dock door locations where -5'-0" below finished floor will be used.

(3) Roof framework shall be designed for live load as required by local building codes.

(4) Exterior walls shall be designed for bearing load and wind load as required by building codes.

IV. General Requirements

A. This proposal is based upon on a October 1st 2014 construction start date. We anticipate a six month construction duration.

B. GMP is based on normal insurance requirements and does not include costs associated with Factory Mutual.

C. The cost for a payment and performance bond is not included.

D. The cost for inspections and testing, including special inspections, is assumed to be by TKC and is not included. We shall cooperate and coordinate with testing and inspection by independent agencies employed by the Owner.

E. Builder's risk insurance is included. Any deductible costs or coinsurance penalties incurred in the event of a loss will be considered a reimbursable cost of the work.

F. Building permit fees and Builders Risk insurance is included for the shell and TI portion of the project. All other fees and permits required by the Tenant for process and racking work will be submitted and paid for by the Tenant. All Tap, meter and capacity fees will be paid directly by TKC.

G. We have assumed that electrical & natural gas utilities will be paid for by TKC once permanent power has been established.

H. Tenant will be responsible for providing security services as required upon turnover of Cold/Dark Shell to Tenant.

I. We have included cleanup and dumpsters for the shell portion of the project we anticipate that the Tenants vendors and trades will supply their own cleanup and dumpsters required for their work.

J. It is assumed existing utilities supply the site with sufficient capacity to support the project as designed. There shall be sufficient water flow and pressure provided by The City of Durham to serve the facility without additional pumps, tanks, boosters, etc. There shall be available sewer capacity and invert elevation to allow gravity flow without lift stations or re-routing of lines. Electrical power shall be of quantity and voltage available at pad mount transformer at the building. Natural gas, phone service, and any other required utilities shall be available with sufficient capacity for the project. *Please Note: Tenant Utility Demands have not been provided at the time this Scope of Work was prepared. Fire protection system will utilize existing Pump located on adjacent property and designed for use by this proposed facility.*

K. Choate Construction through our sprinkler subcontractor will be responsible for the design of the interior ESFR fire protection system for the shell and office areas only. Additional sprinklers required under catwalks, cable trays, process equipment, pipe runs, racking, conveyors, etc are excluded.

CHOATE CONSTRUCTION COMPANY May 27th 2014 • PAGE 2

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

L. The cost for identification, removal and disposal of existing hazardous materials, including asbestos is not included. Any and all utility relocations and removal will be provided by TKC and are excluded from our proposal.

M. All work is to be performed during normal business hours, between the hours of 7:00 a.m. and 5:00 p.m. Monday thru Friday.

N. Our proposal is based on a mutually acceptable form of agreement between the Owner and Contractor.

O. *If work will be performed by Tenant (and/or Tenant Contractors) prior to Turnover of the project to Tenant*, all work being performed by the Tenant will need to comply with Choate Constructions insurance and safety policies. All of the Tenants vendors will be required to go through Choate Constructions safety orientation program. *Tenant shall provide evidence of insurance (General Liability and Builders Risk) to Landlord prior to any work being performed.*

SECTION 01095 - REFERENCED STANDARDS AND DEFINITIONS

I. Definitions

A. General: Definitions in this Section are not necessarily complete, but are general to the extent that they are not defined more explicitly elsewhere in this document.

B. "Indicated": Means as set forth on the Drawings or elsewhere in the Specifications and refers to graphic representations, notes or schedules on the Drawings or other Paragraphs or Schedules in Specifications, and similar requirements in this document.

C. Terms such as "Shown", "Noted", "Scheduled", "Specified": Such terms are used to help locate the reference; no limitation on location is intended except as specifically noted.

D. "Furnish": Means "supply and deliver to the Project Site, ready for unloading, unpacking, assembly, installation, and similar operations".

E. "Install": Describes operations at Project Site including the actual "unloading, unpacking, assembly, erection, placing, anchoring, applying, working to dimension, finishing, curing, protecting, cleaning and similar operations".

F. "Provide": Means to "furnish and install".

G. "Allowance": Should the final actual cost of the work be more or less than the Allowance, then the cost of the work shall be adjusted in accordance with the provisions of the contract and Lease Agreement for alterations and changes.

II. Codes and Standards

A. Updated standards: When an applicable code or standard has been revised and reissued after the date of the code or standard upon which this document is based, all resulting modifications shall be considered Changes in the Work.

B. Where acronyms or abbreviations are used in the Documents they mean the recognized name of the trade association, standards generating organization, authority having jurisdiction, or other entity applicable to the context of the text provision.

SECTION 01600 - MATERIALS AND EQUIPMENT

CHOATE CONSTRUCTION COMPANY May 27th 2014 • PAGE 3

3

ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

I. Products

A. Product Selection

(1) Where "or equal" or "approved equal" or similar terms are used in the Documents, such manufacturers, products, materials, equipment, or systems shall be selected by Choate and approved by the Landlord.

(2) Where a choice of color, pattern, or texture is available for a specified product or item of equipment, the choice shall be made from the manufacturer's stock standards unless otherwise indicated in this document.

<u>SECTION 01700 - PROJECT CLOSE-OUT</u>

I. Execution

A. Final Cleaning

(1) The facility shall be delivered in broom-clean condition with concrete floors washed and swept.

(2) Glass shall be cleaned.

DIVISION II – SITEWORK

I. Sitework

A. We assume that adequate soil bearing pressure will be obtained by excavating or placing/compacting the sub-grade elevations under foundations, slabs, pipes, utilities or pavements.

~~B. We exclude any costs related to any hazardous soil materials should they be encountered, including testing for the existence of these materials.~~

~~C. We exclude all rock removal or the removal and replacement of any such subsurface materials or conditions. All mass rock, trench rock, partially weathered rock, ledge rock or boulders that require the use of a ripping tooth or other non-standard excavation equipment shall be defined as rock.~~

D. Asphalt paving based on the July 2014 NC DOT asphalt index of $612/TN. Asphalt paving cost is subject to adjustment at the time of placement.

E. We have anticipated removing all the striped topsoil and stockpiled material onsite and hauling it offsite.

<u>SECTION 02200 EARTHWORK</u>

I. Scope of Work

A. Clear & grub all small undergrowth and haul off.

B. Clear vegetation and topsoil and stockpile and redistribute on site.

C. All rippable rock and unsuitable soil will be disposed of on on-site.

D. Grading of the site to achieve a balanced earthwork condition for the 97,875 sq. ft. building pad, and associated employee parking areas. Onsite soil will be used as backfill material for retaining wall.

E. Permanent storm water controls/basins are included as required by governing authorities (local and/or State).

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

SECTION 02282 - SOIL TREATMENT

I. Scope of Work

A. Soil poisoning for termite control is included under office slab only; if applicable.

II. Specifications

A. An emulsible concentrate insecticide for dilution with water equal to "Dursban TC" shall be utilized in accordance with applicable codes and regulations.

SECTION 02500 - PAVING AND CURBS

I. Scope of Work

A. Heavy duty paving is included at the truck driveways, truck areas, light duty at employee parking areas.

B. Fiber Reinforced (6") Concrete paving with 4" stone base is included to 55' out from the face of the building at dock door locations and at dolly down locations.

C. 24" and 18" concrete curb and gutter is included.

D. Concrete sidewalks and stoops are included

E. One transformer pad is included.

II. Specifications

A. Asphalt paving at employee parking lot shall consist of 6" stone base and 1.5" Type H binder and 1.0" of type 1 bituminous surface course. All materials shall be in accordance with NCDOT standards.

B. Truck areas, truck drives shall receive 8" stone base and 2.0" Type H Binder and 1.0" of Type 1 Bituminous surface course. All materials shall be in accordance with NCDOT standards.

C. Concrete paving and dolly downs shall be 6" thick, 4,000 PSI concrete, placed over 6" of compacted stone. Paving shall be reinforced with 1.5#/cy of macro synthetic fibers. Transfer dowels will be provided at all cold joint and saw joints will be provided 18' o.c.

D. Concrete sidewalks and misc. pads shall be 4" thick, non-reinforced 3,000 PSI concrete poured over compacted subgrade.

SECTION 02700 - SITE UTILITIES

I. Scope of Work

A. New storm sewer system consists of drain pipe, catch basins, junction boxes, downspout tie-ins, rip rap aprons, flared end sections, etc.

B. Fire service line and hydrants are included per local fire department requirements.

C. Domestic water service lines shall be provided for the proposed restrooms.

D. Sanitary sewer laterals shall tie into existing sanitary manhole line located along the property line.

E. All tap, connection, impact and meter fees are excluded and are to be paid by TKC.

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

F. Meters, pits, vaults, etc. are included.

II. Specifications

A. Water and Sewer piping shall be as required by code.

SECTION 02900 – LANDSCAPING & IRRIGATION

I. Landscaping will be contracted and provided by TKC and shall be responsible for meeting the requirements of the industrial park guidelines within the property boundary.

DIVISION III – CONCRETE

I. Scope of Work

A. Foundations

(1) Spread footings at building columns.

(2) Continuous strip footings at perimeter walls.

B. Slabs on Grade

(1) A six inch thick slab is included in the warehouse.

(2) A six inch thick slab is included in the Office area.

(3) We have not included any docks pits.

C. Tilt-Up Concrete Wall Panels

(1) 4,000 psi concrete wall panels are included around the entire building perimeter. A six inch thick slab is included in the Office area.

D. Miscellaneous Concrete

II. Specifications

A. Foundations

(1) Spread footings constructed of 3,000 psi concrete are included for all building columns and wall loading. Footing design shall be based upon a soil bearing capacity of 2,000 psf.

(2) Form work will be provided as required. Concrete footings will not be cast in formwork when earth conditions are suitable for forming by "neat" cutting.

(3) Grade 60 reinforcing steel will be provided as required by final structural design.

B. Slabs on Grade

(1) Manufacturing Area

a. Slab on grade shall be 6" thick, constructed of 4,000 psi concrete and shall be non-reinforced.

b. Slab shall be constructed over a 4" compacted stone.

c. A vapor barrier is not included below warehouse area slabs.

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

d. Construction/control joints will be provided at a maximum of 12.5 feet on center. Control joints shall be cut to 1/3 of the slab thickness. Construction joints shall be doweled.

e. Floors will receive a chemical hardener (Seal Hard or equal).

f. Slab shall be finished to a tolerance of FF30, FL25, per standards as developed by The Face Company.

g. Isolation joints shall be provided to accommodate structural separation of floor slab on grade from other building elements (i.e., steel columns) as required.

(2) Office & Maintenance Areas

a. Slab shall be 6" thick, constructed of 4,000 PSI concrete and shall be non-reinforced.

b. Slab will be placed over a 4" stone sub-grade.

c. A 6 mil polyethylene vapor barrier will be placed under the slab.

d. Floors will receive one coat of a curing and sealing compound.

e. Slab will be finished to a tolerance of FF30, FL25, per standards as developed by The Face Company.

f. Isolation joints shall be provided to accommodate structural separation of floor slab on grade from other building elements as required.

C. Tilt-Up Concrete Wall Panels

(1) Panels shall be approximately 7.25" and 8.00" thick, 4,000 PSI normal weight non- insulated concrete wall panels. Reinforcing pattern per structural engineer's tilt drawings. Tilt-up wall panels shall have smooth hard trowel finish on the interior side of the panel, not a broom finish. Tilt-up brace and pick point holes will be covered with a plastic escutcheon.

DIVISION IV – MASONRY

SECTION 4020 – CONCRETE MASONRY UNITS

I. Scope of Work

A. Not Applicable

DIVISION V – METALS

SECTION 05120 – STRUCTURAL STEEL & MISCELLANEOUS METALS

I. Scope of Work

A. Structural & Miscellaneous Steel

(1) Columns

(2) Column Anchor Bolts

(3) Eave Angles

(4) Beam and Plate Lintels

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

(5) Joist Bearing Plates

(6) Edge angle

(7) Sill angles at docks.

(8) Angle frames at roof openings

(9) Embed plates @ joist bearing

(10) Clip angles @ joist bearing

(11) Embed plates at footing and in wall panels

(12) Pipe bollards at 12x14 drive-in overhead doors, 9x10 OH doors, dock stairs.

(13) One (1) Caged ladder to roof.

(14) Angle frames at roof openings.

(15) Exclude any structural or miscellaneous steel required for support of Tenants equipment.

II. Products

A. Structural steel for building columns and framing shall be designed, fabricated and erected in accordance with The American Institute of Steel Construction's current publication, "Specification for the Design, Fabrication and Erection of Structural Steel for Buildings".

B. Structural steel shall be power-tooled cleaned and shop primed.

C. Generally field connections shall be high-strength bolts.

SECTION 05210 – STEEL JOISTS & JOIST GIRDERS

I. Scope of Work

A. Joist and joist girders with bridging and necessary accessories

B. Exclude any structural or miscellaneous steel required for support of Tenants equipment.

II. Products

A. Steel joists and joist girders for building roof framing shall be designed, fabricated, and erected in accordance with the Steel Joists Institute's recommendations.

B. Steel joists and joist girders shall be shop primed.

SECTION 05310 – STEEL DECK

I. Scope of Work

A. 980 squares of 1.5" x 22 ga. Type "B" steel decking factory primed grey.

II. Products

A. Roof deck shall be factory primed grey steel 1½" depth, fluted. Configuration shall be wide rib with ribs spaced at 6" centers, with "nesting" edges.

DIVISION VI – WOODS & PLASTICS

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

SECTION 06100 – ROUGH CARPENTRY

I. Scope of Work

A. Furring, nailers, blocking and secondary framing members will be provided for application of finished materials and construction of special features.

B. Wood nailers and blocking as required for installation of roofing and flashing are included.

C. Wood blocking and grounds are included within metal stud framing for items which are part of this proposal and are attached to sheetrock walls.

D. Wood blocking as needed in office upfit for toilet partitions, accessories, and any millwork installation.

II. Products

A. Dimension Lumber

(1) Wood nailers, blocking and secondary framing members shall be Standard grade Southern Pine or Douglas Fir.

B. Plywood panels

(1) Exposure durability classifications span ratings, thickness, edge details and grade designations shall be selected based upon locations and usage.

C. Wood Treatment

(1) Preservative treatment shall be provided for:

a. Wood members and connection with roofing and flashing

b. Wood members in contact with masonry and concrete

(2) Fire retardant treatment shall be provided for items required by building codes.

DIVISION VII – THERMAL & MOISTURE PROTECTION

SECTION 07200 – BUILDING INSULATION

I. General

A. Roof insulation shall be as described in Section 07530. Single-Ply Membrane Roofing.

B. Wall insulation in non-conditioned spaces is excluded. Wall insulation is not required by the 2012 North Carolina Building Energy Conservation Code or the North Carolina Department of Insurance.

~~C. Batt insulation in the office upfit at the office/warehouse common wall to 10'-0" height. Also batt insulation in the walls at toilet areas and conference room.~~ *Deleted from Scope 8/12/14.*

SECTION 07270 – FIRE STOPPING

Section Deleted from Scope 8/12/14

~~I. Scope of Work~~

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

A. ~~Firestopping shall be provided at all penetrations through fire-rated walls and ceilings. Firestopping shall be provided by the trade making the penetration.~~

~~II. Specifications~~

A. ~~Firestop sealant shall be the elastomeric or intumescent type, similar to Hilti Fire Stop system, or equal.~~

B. ~~Firestop safing insulation shall be similar to Thermafiber Safing Insulation as manufactured by U.S. Gypsum, or equal.~~

C. ~~Firestop devices shall be similar to firestop sleeve system, as manufactured by Hilti, or equal.~~

SECTION 07530 – ROOFING

I. Scope of Work

A. Roofing system shall be 45 mil, white, TPO mechanically fastened membrane using rigid insulation meeting local code requirements.

B. TPO flashing at the parapets will be a continuation of the field membrane. Parapet height will be as indicated on the architectural drawings.

C. Upon completion of the project, Firestone, Carlisle or Genflex will issue a fifteen (15) year labor and material warranty.

SECTION 07600 - FLASHING, SHEET METAL AND METAL WALL PANELS

I. Scope of Work

A. The tops of Tilt Up walls will receive a shop formed pre finished metal coping

II. Specifications

A. Except as otherwise described in these documents, flashings shall be the flexible sheet type. Counter-flashings at the roofing systems shall be the flexible sheet-type.

B. Fascias, gravel stops and copings shall be fabricated from 24 gauge galvanized steel.

SECTION 07900 - JOINT SEALANTS

I. Scope of Work

A. Caulking of exterior concrete and ~~masonry walls~~ (masonry not used) control joints is included, interior and exterior side of tilt-up wall panels. Perimeter joint between slab and exterior wall and exterior dock apron.

B. Sealants required for storefront, glass and glazing shall be as specified in Section 08800, Glass and Glazing.

C. ~~Miscellaneous caulking such door frames, countertops, toilet fixtures, etc., to provide a proper finished appearance is included.~~ *Miscellaneous caulking for exterior door frames to provide a proper finished appearance is included.*

II. Specifications

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

A. Exterior & Interior Joint Schedule

(1) Silicone sealant shall be used to seal joints at exterior & interior wall panel joints.

B. Interior Joint Schedule (Windows, Doors)

(1) Sealing of interior and exterior wall panel joints is included.

(2) Silicone sealants shall be used to seal joints where humid conditions exist, such as kitchens, baths and showers.

(3) Perimeter joint (wall panel to SOG), joint sealants are included.

(4) Slab on grade sawcut joints are excluded.

DIVISION VIII – DOORS & WINDOWS

SECTION 08110 - WOOD AND STEEL DOORS AND FRAMES

I. General

A. Finish hardware is specified in Section 08700, Finish Hardware.

B. Fire-rated doors or frames shall be labeled. Labels shall be affixed to fire-rated doors and frames as evidence of compliance with procedures of the labeling agencies.

II. Scope of Work

A. Hollow metal doors and frames shall be provided as required by code.

III. Specifications

A. Standard Steel Doors

(1) Exterior doors shall be 18 gauge steel face. Doors shall be 1-3/4" thick.

B. Standard Steel Frames

(1) Exterior frames shall be welded construction with mitered corners and shall be 16 gauge.

SECTION 08360 - SECTIONAL OVERHEAD DOORS

I. Scope of Work

A. (5) Insulated vertical high lift sectional door as manufactured by Clopay Building Products:

- 24 gauge Roll formed steel sections
- Insulated w/ polystyrene insulation w/ steel back panel
- White baked on polyester finish
- Inside face of wall mount to (2") reverse angle track
- Vertical lift
- 2" Rollers and heavy duty hinges
- (1) inside slide lock

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

- Solid (no glass)
- Full perimeter-weather-stripped
- Manual push up operation
- 90 MPH windload
- (4) 9x10 dock doors
- (1) 12x14 drive in door

B. (4) Powerramp mechanical dock levelers

- 6'x8' 35,000# capacity
- Brush seals
- Chain operated

C. (4) Model 1400, Foam Pad Dock Seal as manufactured by Fairborn USA

- 22 oz. vinyl base cover material
- Color of "Black"
- Yellow guide stripe on side pads
- Beveled Side Pads
- 24" drop curtain w/ Velcro Splits
- 10" projection
- Level approach is assumed
- For 9'0"w x 10'0"h opening(s)

D. (4) Pair, Model B-4510-24, Laminated Horizontal Rubber Dock Bumpers…

- Horizontal style
- 4.5" thick
- 10" high
- 24" long

E. (5) Pair, Model DG48, Door Track Protectors as manufacturing by Bluff Manufacturing…

- Wrap around track design
- Projects 7" from wall

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

- Anchors to wall and floor
- Powder coated "Safety Yellow"
- 3/16" thick column
- 5/8" thick base plate
- 11/16" anchor holes
- Protects 2" and 3" door track to 48" off floor
- Easily replaced in the event of damage

SECTION 08520 - ALUMINUM WINDOWS AND STOREFRONTS

I. Scope of Work

A. An aluminum store-front system will be used on the office façade. Approximately 1,400sf of storefront windows have been included

II. Specifications

A. Interior & Exterior aluminum framing and trim surfaces will be clear anodized.

SECTION 08700 - FINISH HARDWARE

I. Scope of Work

A. *Finish hardware is included for the building shell only.*

B. Automatic operators are not included.

DIVISION IX – FINISHES

SECTION 09900 – PAINTING

I. Scope of Work

A. Paint finishes shall be applied to surfaces as indicated in the preliminary drawings. Surfaces concealed from view, factory finished items and surfaces where the natural finish is obviously not intended to be painted shall not be painted.

II. Specifications

A. Paint coats, including primer, for exterior surfaces shall be:

Substrate	Type of Coating	No. of Coats
ferrous metal	alkyd, gloss	2
stucco	elastomeric	2
tilt-up wall panels	acrylic latex	2

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

B. Paint coats, including primer, for interior surfaces shall be a latex based.

C. In general, piping, conduit, and ductwork shall not be painted

DIVISION X – SPECIALTIES

FEDEX SPEC SECTION 10.3 SIGNAGE

I. Scope of Work

A. *Exterior Building Signage: Included in Tenant TI ($6,500).*

DIVISION XV – PLUMBING

I. Shell Plumbing: The plumbing will consist of:

A. We include a stub up inside the building for a 6" PVC DWV waste trunk.

B. We include a 2" meter and 2 ½" supply line, stub up inside building for domestic water. A pressure reducing valve and main shut-off valve will be installed on the service riser at the point where the main enters the building. The underground water main will be schedule 40 PVC pressure piping.

C. Sanitary waste piping above and below ground will be PVC DMV with solvent welded fittings.

DIVISION XV – MECHANICAL

I. For Distribution Area –

A. For freeze protection heating only, four gas fired unit heaters to be vented through the roof.

B. Ventilation is not provided in the shell building.

II. FIRE PROTECTION –

A. Automatic Sprinkler Protection at Roof:

(1) Install new wet type automatic sprinkler protection throughout roof area of planned 200' X 500' building. Hydraulic design to meet the requirements of NFPA 13, the most remote twelve (12) automatic sprinklers with minimum pressure. Automatic sprinkler spacing to be limited to 100 square foot maximum; utilizing automatic sprinklers on an exposed piping arrangement. Four (4) automatic sprinkler control riser assemblies are included completed with wall-post indicator valves with tamper switches, system check valves, water-flow switches, electric alarm bells and system test and drain assemblies. All necessary working drawing, hydraulic calculations, fabrications, installations and testing are included complete meeting the requirements of NFPA and the local authorities having jurisdiction based upon and limited to the design and criteria noted herein.

DIVISION XVI – ELECTRICAL

SECTION 16000 – ELECTRICAL

SHELL SCOPE OF WORK

I. Service Entrance

A. HP – A 200A 480/277V 3P4W MCB house panel would be installed one the exterior wall adjacent to the pad mounted transformer. A CT cabinet & meter base will be installed as directed by the local power company.

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ASSUMPTIONS & CLARIFICATIONS
THE KEITH CORPORATION | CENTERPOINTBUSINESS PARK | DURHAM, NC

B. LV1 - A 100A 120/208V MCB panel would be installed for general use. This panel would be fed from the main panel via a 30KVA step-down transformer.

C. Future service provisions - Nine empty 4" conduits will be stubbed from the transformer pad into the building as directed.

D. We have included an allowance of 100' of twin parallel 5" underground primary utility conduits.

II. Warehouse and Production lighting: (base includes fixture mounted motion sensors)

A. (8) – 6L F54T5H0 hi-bay fixtures with anodized silver Miro-4 reflectors and 1400-lumen emergency battery packs.

B. (6) - Exit signs with twin emergency heads and integral battery packs would be installed at each designated exit egress doors as required by local code.

III. Warehouse Power and equipment connections:

A. (1) – 120V quad GFCI outlet mounted at the panel location

B. (1) – 120V circuit to the sprinkler monitoring panel

IV. Building Mounted Exterior Lighting: (Egress pathway lighting only)

A. (6) Exterior LED emergency egress lights integral battery packs would be installed at each of designated exist egress doors as required by local code.

V. Sprinkler Monitoring system:

A. A sprinkler monitoring system for this sprinkled shell will be installed per NFPA 72 minimum standards. The main panel would be mounted adjacent to the proposed main service panel.

B. Monitoring of vault tamper and flow devices is included with conduit as directed (an allowable distance of 250' is included).

C. A 120V circuit would be installed @ the backflow preventor for vault heater as directed (an allowable distance of 250' is included) / (heat source provided by other).

VI. Telephone Service:

A. We have included set of twin parallel 4-inch telecommunications conduits to the property line (an allowance of 250' is included.)

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97,875 GSF
SPEC BLDG
REMOTE TRAVEL DISTANCE = 249'
REMOTE TRAVEL DISTANCE = 249'
REMOTE TRAVEL DISTANCE = 249'
REMOTE TRAVEL DISTANCE = 249'
REMOTE TRAVEL DISTANCE = 211'-3"
96'-0" DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
100'-0" DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
8'-0"
100'-0" DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
96'-0" DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
87'-8" DISTANCE BETWEEN FIRE DEPT. ACCESS DOORS
DISTANCE BETWEEN DOORS
DEDICATED MEANS OF EGRESS # 1
DEDICATED MEANS OF EGRESS # 2
DEDICATED MEANS OF EGRESS # 3
61'-11" DISTANCE BETWEEN EXITS
73'-4" DISTANCE BETWEEN EXITS
93'-11" DISTANCE BETWEEN EXITS
98'-7" DISTANCE BETWEEN EXITS
98'-0" DISTANCE BETWEEN EXITS
SHELL FLOOR PLAN
GRAPHIC SCALE
MIN CLEAR HEIGHT CLEAR UNDER STRUCTURE
msa
CENTERPOINTE II
SPECULATIVE BUILDING No. II
TW Alexander Dr
Durham, North Carolina
A101

16

1 OVERALL FRONT ELEVATION

GENERAL NOTE:
THIS BUILDING'S EXTERIOR FACADE PROVIDES A COMPATIBLE LOOK AND FEEL AS IT'S EXISTING IMMEDIATE NEIGHBORS SUCH AS EMPIRE DISTRIBUTERS AND MEDLINE.

WE ARE PROVIDING FACADE ARTICULATION AND RELIEF AT FRONT RIGHT SIDE OF THE BUILDING. ADDITIONALLY WE ARE PROVIDING A MIDDLE DESIGN FEATURE THAT HELPS BREAK UP THE MASS OF THIS WALL.

BOTH ARE POINTS OF ACCESS TO THE BUILDING. THE FAR LEFT HAND SIDE IS NOT ARTICULATED AS SUCH, SINCE IT IS NEXT TO THE RETENTION POND AND THE PARKING AREA STOPS SHORT OF THIS REGION.

2 LEFT SIDE ELEVATION

3 RIGHT SIDE ELEVATION

GENERAL NOTE:
ALL EXTERIOR WALLS ARE COMPOSED OF PAINTED CONCRETE TILT WALL WITH INTEGRATED REVEALS.
SEE SEPARATE 3D RENDERING FOR COLOR SCHEME AND THE LOCATION OF ACCENT PAINT.
THIS COLOR SCHEME WHILE NOT IDENTICAL TO THE ADJACENT EXISTING EMPIRE DISTRIBUTION FACILITY, IT WILL BE COMPLIMENTARY TO IT.

4 OVERALL REAR ELEVATION

GRAPHIC SCALE

MIN CLEAR HEIGHT 28'-0" CLEAR UNDER STRUCTURE

msa
merriman schmitt

CENTERPOINTE II
SPECULATIVE BUILDING No. II
TW Alexander Dr
Durham, North Carolina

A201

17

Exhibit C

Memorandum of Lease

THIS MEMORANDUM OF LEASE is made as of the _____ day of ______, 2014, by and between TKC LXXII, LLC, a North Carolina limited liability company, having an office and place of business at 5935 Carnegie Boulevard, Suite 200, Charlotte, North Carolina 28209 (the “Landlord”), and [                               ] (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property located in ___________________, more fully described on Exhibit A attached hereto and made a part hereof (the “Demised Premises”); and

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement (the “Lease”) dated as of ________________ ____, 2004 for the lease of the Demised Premises on terms more fully set forth therein; and

WHEREAS, the parties hereto desire to execute and record a Memorandum of the Lease.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.           Tenant.  The name of Tenant is [                         ].

2.           Landlord.  The name of Landlord is _______________________.

3.           Addresses.  Tenant’s address is _____________________________________, Attention:  _______________________________.

4.           Date of Lease.  The Lease is dated as of ________, 2014.

5.           Demised Premises.  The property that is the subject of the Lease is more fully described on Exhibit A attached hereto and made a part hereof.

6.           Term.  The term of the Lease shall be for a maximum of forty (40) years (including renewal options), subject to prior termination provisions which are set forth in the Lease, commencing on _____________________________________, as may be extended by Force Majeure or certain delays in construction caused by Tenant.

7.           Incorporation by Reference.  All provisions of the Lease are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties have caused this Memorandum to be executed as of the _______ day of __________, 2014.

LANDLORD:

TKC LXXII, LLC, a North Carolina limited liability company

By:
Kenneth R. Beuley, Authorized Member

TENANT: [ ]

By:
___________President

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, ____________________________, a Notary Public for said County and State, do hereby certify that Kenneth R.  Beuley, Member of TKC LXXII, LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said limited liability company.

Witness my hand and official stamp or seal, this ____ day of _________________, 2014.

_______________________________
Notary Public

My Commission Expires:

____________________

[NOTARIAL SEAL]

STATE OF _____________________

COUNTY OF ___________________

I, ____________________________, a Notary Public for said County and State, do hereby certify that ___________________________________ , ________________________ of ______________________, a __________________ corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of said corporation.

Witness my hand and official stamp or seal, this ____ day of _________________, 2014.

_______________________________
Notary Public

My Commission Expires:

____________________

[NOTARIAL SEAL]

EXHIBIT A TO MEMORANDUM OF LEASE

Legal Description

Being all of Lot 5B as shown on that certain plat prepared by Triangle Surveyors and recorded in the Durham County Register of Deeds office in Plat Book 177 at Page 172 containing 10.828 acres, more or less.

TOGETHER WITH All that tract or certain parcel of land lying in Durham County, North Carolina, and being .319 acres, more or less, as shown on that Final Plat of Street Closing and Recombination for TKC CXVI, prepared by Ronald D. Carpenter, dated August 20, 2008 and recorded in Plat Book 182, page 272, Durham County Registry; said plat of survey is incorporated herein by this reference and made a part of this description; which said tract is designated as Tract 1 in that certain Quitclaim Deed recorded in Book 5818, page 873, Durham County Registry and more particularly described as follows: Beginning at a point designated as “SIP”; thence S 06 deg. 09’ 28” W a distance of 39.00 feet to a point; thence S 31 deg. 31’ 20” E a distance of 93.09 feet to a point, said point being the existing northern right of way boundary of Project 6.804731 in Durham County; thence along and with the existing northern right of way boundary of the project to a point designated as SIP; thence N 51 deg. 22’ 10” E, a distance of 108.10 feet to a point; thence N 83 deg. 43’ 18” E, a distance of 100.00 feet to the point of beginning.

Exhibit D

Permitted Encumbrances

1.	Taxes for the year 2014 and subsequent years, not yet due and payable.

2.
Sanitary sewer easement(s) to the County of Durham recorded in Book 1141, Page 383 and shown on plat recorded in Plat Book 83, Page 55 and in Book 422, Page 14, as shown on plat recorded in Plat Book 104, Page 66, Durham County Registry, as shown on survey made by Ronald D. Carpenter, NCPLS L-2458, dated March 26, 2004, Job No. 98194.13.

3.	Fifteen (15) foot permanent easement along southern property line and Southern Parkway recorded in Book 1426, Page 229, Durham County Registry, as shown on the survey.

4.	Assignment of Rights Under Sewer Agreement from General Electric Company to Westgate Properties, Inc. recorded in Book 2635, Page 1, Durham County Registry.

5.	Assignment of Rights Under Sewer Agreement from Westgate Properties, Inc. to Westgate Durham, LLC recorded in Book 2943, Page 547, Durham County Registry.

6.	Assignment of Sewer Allocation and Connection Rights from Westgate Durham, LLC to Medline Industries, Inc. recorded in Book 3616, Page 727, Durham County Properties.

7.
Declaration of Covenants, Conditions and Restrictions, for Centerpoint Distribution Center recorded in Book 3570, Page 316, Durham County Registry, as amended by Release and Amendment to Declaration of Covenants, Conditions and Restrictions for Centerpoint Distribution Center recorded in Book 4350, Page 866, in said Registry, and by Second Amendment to Declaration of Covenants, Conditions and Restrictions for Centerpoint Distribution Center recorded in Book 4350, Page 870, in said Registry.

8.
The following matters shown on plats recorded in Plat Book 159, Pages 213 and 215; Plat Book 151, Page 15; Plat Book 154, Page 217; Plat Book 156, Page 209; Plat Book 156, Page 339; Plat Book 123, Page 149; Plat Book 104, Page 66, and Plat Book 83, Page 55, Durham County Registry and any matters shown on above-referenced survey including, but not limited to:

a)	10 foot wide miscellaneous utility easement along all property lines, per Declaration recorded in Book 3570, Page 136, Durham County Registry;
b)	15 foot wide drainage easement;
c)	10 foot wide waterline easement, and 48 inch RCP within portion located on the southeastern portion of the property;
d)	15 foot wide private drainage easement;
e)	30 foot wide private access easement;
f)	sanitary sewer lines and manholes;
g)	pond and filled pond;
h)	100 year floodway limits lines;
i)	creek and stream located on the property; and
j)	overhead power lines and power poles.

9.	Right of Way Agreement recorded in Book 5853, Page 69, Durham County Registry.

10.	Easements, setback lines and any other matters shown or noted on plat recorded in Plat Book 182, Page 372, Durham County Registry.

11.
Deed of Trust, Assignment of Rents and Security Agreement and Financing Statement from TKC LXXII, LLC to TRSTE, Inc., Trustee for Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, dated April 15, 2004 and recorded in Book 4350, Page 882, in the Office of the Register of Deeds of Durham County, North Carolina, as supplemented and modified pursuant to that certain Supplemental Deed of Trust and Modification Agreement dated October 10, 2009, recorded in Book 6371, Page 763, in the Office of the Register of Deeds of Durham County, North Carolina as modified by that certain Deed of Trust Modification Agreement dated November 3, 2011, but effective as of October 10, 2011, and recorded in Book 6837, Page 155, in the Office of the Register of Deeds of Durham County, North Carolina, as modified by that certain Deed of Trust Modification Agreement dated November 13, 2013, but effective as of the 10th day of October, 2013, and recorded in Book 7397, Page 63, in the Office of the Register of Deeds of Durham County, North Carolina, and as further modified from time to time.

2

Exhibit E

Site Plan

PROPOSED BUILDING
STORMWATER POND

ColeJenest & Stone

TKC CENTERPOINT II

THE KEITH CORPORATION

SITE PLAN

Project No. 50298 Issued 03/22/16

Exhibit F

Form of Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

(______________)

Certain confidential material, data and information (collectively, the "Information") is being delivered to the undersigned entity (the "Reviewing Entity") by _____________________, a __________ limited liability company ("Seller"), in connection with the possible sale of the property commonly known as the ______________ with an address at _________________________________________ (the "Property") by Seller and is being provided by Seller without any representation or warranty as to the accuracy or completion of the Information or the Reviewing Entity's ability to rely thereon and with the Reviewing Entity's acknowledgment that the Information will be relied upon at the Reviewing Entity's own risk.

The term "Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Reviewing Entity and/or (ii) becomes available to the Reviewing Entity on a non-confidential basis from a source other than Seller, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Seller or any other party with respect to such information.

As a condition to being furnished with and/or being granted access to the Information, the Reviewing Entity hereby agrees that it shall use the Information solely for the purpose contemplated by this Agreement, that the Information will be kept confidential and that it will not disclose any of the Information in any manner whatsoever; provided, however, that the Reviewing Entity may permit access to the Information only to its directors, officers, employees, agents, consultants and advisors (collectively "Representatives") who (i) have a need to know and reasonably require access to the Information in order to complete the work and (ii) have been furnished a copy of this Agreement.  Neither the Reviewing Entity nor its Representatives will volunteer nor disclose in any way to any person (except as expressly permitted by this Agreement) (i) the fact that the Information has been made available, (ii) any of the Information or any summaries or notes thereof, (iii) the fact that discussions or negotiations are taking place or will take place or (iv) any of the terms, conditions or other facts with respect to the possible acquisition of the Property.

The Reviewing Entity agrees that any notes, analysis, compilations, studies, interpretations, memoranda or other documents and writings prepared by the Reviewing Entity or by its Representatives, including attorney work-product, that contain, reflect or are based in whole or in part upon any information described in the paragraph above shall be deemed to be part of the Information.  The Information will be kept confidential and shall not, without Seller's prior written consent (which consent shall be granted or denied in Seller's sole discretion) be disclosed by the Reviewing Entity or by its Representatives.  Moreover, the Reviewing Entity agrees to reveal the Information only to those of its Representatives who need to know the Information and who are informed by the Reviewing Entity of the confidential nature of the Information.  The Reviewing Entity shall cause its Representatives to observe the terms of this Confidentiality Agreement applicable to the Reviewing Entity, and agrees to indemnify Seller for any act or omission by any of its Representatives that would be a breach of this Confidentiality Agreement if such act or omission were by the Reviewing Entity.  At Seller's request, the Reviewing Entity shall provide the Seller with a list of its Representatives to whom the Reviewing Entity or its Representatives have provided Information.  Neither the Reviewing Entity nor its Representatives will volunteer nor disclose in any way to any person (i) the fact that the Information has been made available, (ii) any of the Information or any summaries or notes thereof, (iii) the fact that discussions or negotiations are taking place or will take place or (iv) any of the terms, conditions or other facts with respect to the possible acquisition of the Property.

The Reviewing Entity hereby releases and discharges any and all claims it may have against Seller or its consultant arising out of the delivery of the Information to the Reviewing Entity or any inaccuracy of the Information.  The Reviewing Entity acknowledges that neither Seller nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Information.

If the Reviewing Entity or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings or by subpoena, civil investigative demand or other similar process, or otherwise by applicable law, regulation or court or other governmental order) to disclose any Information, the Reviewing Entity shall (unless prohibited by law, regulation or court or other governmental order) provide Seller with prompt written notice of such request or requirement so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement, and the Reviewing Entity will take (and/or cause its Representatives to take), such actions as Seller may reasonably request to cooperate with Seller to obtain any such remedy.  If, in the absence of a protective order or other remedy or the receipt of a waiver by Seller, the Reviewing Entity or any of its Representatives are legally compelled to make any such disclosure of Information to any person or else stand liable for contempt or suffer other censure, penalty or liability, the Reviewing Entity or such Representative may, without liability hereunder, disclose to such person only that portion of the Information that on the advice of counsel is legally required to be disclosed, provided that the Reviewing Entity will use reasonable efforts (and/or cause its Representatives to use reasonable efforts) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information so disclosed.

The Reviewing Entity agrees that if it, or any of its Representatives, commits a breach of any of the provisions of this Agreement, Seller shall have the right and remedy to institute proceedings to obtain immediate injunctive relief for any breach or threatened breach hereof, it being hereby acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to Seller and its affiliates and that money damages will not provide an adequate remedy to Seller and its affiliates.  This stipulation with respect to damages incurred by Seller upon a breach of this Agreement by the Reviewing Entity shall be limited to use in an action for injunctive relief.  Further, nothing herein shall be construed to limit any other remedy available to Seller, including seeking indemnification as provided herein.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of where the Property is located.  This Agreement shall not survive the execution of and shall merge into any definitive purchase and sale agreement executed by all parties thereto.  This Agreement shall terminate on the date on which the Reviewing Entity closes on the purchase of the Property from Seller.  In the event that the parties cease negotiations regarding the purchase and sale of the Property or any purchase and sale agreement entered into by and between the parties with respect to the Property is terminated for any reason whatsoever, the Reviewing Entity shall promptly thereafter return the Information and any copies thereof to Seller.

This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including, without limitation, any corporation or other business organization with which the Reviewing Entity or Seller may merge or consolidate or to which they may transfer substantially all of their assets or otherwise enter into an acquisition or reorganization transaction.

Unless and until a definitive purchase and sale agreement has been executed by all parties thereto, neither Seller nor the Reviewing Entity will be under any legal obligation of any kind whatsoever with respect to a transaction involving the Property by virtue of this Confidentiality Agreement except for the matters specifically agreed to.

Upon receipt of an original signature copy indicating the Reviewing Entity's consent to the terms of this Agreement, Seller will make the Information available to the Reviewing Entity at a mutually acceptable time.

REVIEWING ENTITY:

_______________________________,
_______________________________

By:	____________________________
Name:	____________________________
Title:	____________________________

Date:	________________ __, ____________

Exhibit G

Scope / Cost Adjustments

ARGOS THERAPEUTICS
(TKC ____)
___ TW Alexander Blvd, Durham NC

Scope / Cost Adjustments

** The following adjustements are (plus / minus) against Base Lease contract amount.*

#	ITEM / DESCRIPTION	Pending	Pending Amount	ACCEPTED	REJECTED	Accepted Amount	NOTES
1	Exterior Walls: Change field cast concrete tilt wall panels to insulated, load bearing precast	X	$224,397				
2	Slab on Grade: Delete Concrete Floor, Provide credit for Argos install as part of Tenant work	X	($286,388)				
3	Sanitary Sewer: Change Sanitary Sewer to 6" Stub-up inside building at NW corner. Eliminate lateral extension the entire length of building.	X	($13,080)				
4	Exterior Façade/Elevations: Change Base Building Façade/Elevations and Entrance Canopy (Per MSA Conceptual Elevations dated 7-16-14)	X	$303,839				Confirm 1,400 sf Glazing Provide Concrete vs Glass pricng (NET)
5	Fire Protection System: Delete Fire Protection System (To be installed by Argos) Provide Credit for Argos install as part of Tenant work.	X					
6	Asphalt: Delay installation of surface course until Tenant work is complete	X					
7	Domestic Water: Change Building entry point from NE corner to NW corner	X					
8	Landscape & Irriagation: Delay installation until Tenant work complete.	X					
9	Interior Panel to Panel Joint Sealant: Eliminate and provide credit to Argos, installation to be included as part of Tenant work.	X					
10	Mechanical: Eliminate freeze protection heating and provide credit to Argos, installation to be included as part of Tenant work.	X					
11	Electrical: Delete entire electrical scope and provide credit to Argos, installation to be included as part of Tenant work (including all exterior, emergency and exit signs/lighting)	X					Need to determine electrical conduits location, size, etc for future service (i.e. under foundation)
12	Fire Alarm/Monitoring: Delete entire scope of work and provide credit to Argos, installation to be included as part of Tenant work.	X					
13	Dock Postions: Reconcile Scope of Work with final number of dock positions and final dock equipment requirements.	X					
	SUBTOTAL PENDING:		$228,768			$0	TOTAL ACCEPTED/CHANGE

Print: 8/13/2014 TAB: 8-12-14

1. Argos / PEG Comments to Choate Construction Scope of Work Prepared on June 30, 2014.

Comments by Randal Goller and Shay Nuckols

ITEMS SHADED WILL BE ADDRESSED WITH SCOPE REVISION ONCE LEASE HAS BEEN EXECUTED. THIS SCOPE OF WORK SHOULD BE CONSIDERED THE BASE SCOPE FOR PURPOSES OF ESTABLISHING THE LEASE RENTAL RATE. PRICE ADJUSTMENT WILL ACCOMANY SCOPE CHANGES NOTED BELOW.

Comment #	Division / Section	Section	Comment
1	Div 1	I.A	Remove in its entirety "The facility will be construction with an ESFR sprinkler system. " The fire protection system will be designed and installed by Tenant during interior fitup construction.
2	Div 1	I.A	Change 4th sentence to insulated pre-cast wall panels. LOI dated June 27, 2014 states using precast wall panels in lieu of non-insulated tilt up concrete wall panels.
3	Div 1	I.C	(1) Add Drawing Date 7/17/14 *Complete* (#) Change drawing date to 7/22/14 *Complete*
4	Div 1	II.B	Change sentence to:" Structural design shall be provided by design/build Engineers and subcontractors under Choate supervision and control." All interior fitup design shall be by Tenant designated engineer of record.
5	Div 1	II.D	Include that TKC to provide the same to Tenant. *This Scope is between TKC and Tenant. These items will be provided to Tenant.*
6	Div 1	IV.A	Adjust September 1 2014 based on deleting Electrical, HVAC, Fire Protection (Sprinkler & Fire Alarm) scope. *Changed to October 1, 2014 per schedule.*
7	Div 1	IV.H	Change sentence to say: Tenant will be responsible for providing security services as required upon turnover of Cold/Dark Shell to tenant. *Complete*
8	Div 1	IV.J	Second sentence, "City of Concord" shall state "City of Durham". *Modified*
9	Div 1	IV.K	Remove sentence in its entirety. Tenant will be responsible for interior fire protection.
10	Div 1	IV.O	Remove sentence in its entirety. Tenant will assume responsibility of insurance and safety policy upon turn-over of Cold Dark Shell. *Modified*
11	Section 01700	I.A(1)	Remove in its entirety. Tenant will be responsible for concrete slab on grade and elevated concrete slab including final cleaning.
12	Section 02282	I.A	Delete in its entirety. Tenant will be responsible for interior slab scope.
13	Section 02500	I	Include in scope: Asphalt binder to be installed as part of turnover to Tenant. Final surface coarse installation shall occur just in time to meet Certificate of Occupancy dates determined by Tenant.
14	Section 02700	I.C	Change sentence to say: Domestic water service lines shall be provided within 5' of building on Northwest corner.

15	Section 02900	I	Add: Installation of landscaping and irrigation will occur just in time to meet Certificate of Occupancy dates determined by Tenant.
16	Div III	I.C	Change title to Insulated Precast Panels
17	Div III	II.B	Remove "Slab of Grade" section. This scope will be by tenant.
18	Div III	I.C	Change "Tilt Up Concrete Wall Panels" to "Insulated Precast Panels" per Letter of Intent dated June 27, 2014.
19	Section 07200	I.C	Delete section in its entirety. Interior batten insulation shall be by Tenant. *Complete*
20	Section 07270	I.A	Delete scope of work in its entirety. Interior smoke and fire stopping shall be by tenant. *Complete*
21	Section 07600	I.A	Change "Tilt Up Walls" to Precast.
22	Section 07900	I.A	Describe location where Masonry will be installed. *Not used, removed* Change "Tilt Up Walls" to Precast.
23	Section 07900	I.C	Change sentence to say" Miscellaneous caulking for exterior door frames to provide a proper finished appearance is included. *Complete*
24	Section 07900	II.B	Remove sub-section in its entirety as interior joint sealant will be by Tenant.
25	Section 08360		Need Argos Input *Understood/Agree: This is represents the base scope and will be adjusted (with price adjustment) upon receipt of direction by Argos.*
26	Section 08520	I.A	Need to confirm glazing sf *Will Confirm*
27	Section 09900	II.A	Change "tilt-up wall panels" to insulation precast panels.
28	Div XV – Mech	I.A	Remove section in its entirety.
29	Div XV – Mech	II.A	Remove subsection in its entirety. Fire protection shall be by the "Tenant".
30	Div XVI	II.A	Remove in its entirety. Interior lighting shall be by tenant.
31	Div XVI	II.B	Remove in its entirety. Exist signs shall be by tenant.
32	Div XVI	III	Remove section in its entirety. Interior power and lighting shall be by Tenant.
33	Div XVI	V	Remove section in its entirety. Interior sprinkler monitoring system shall be by Tenant.

2. Argos / PEG Comments to Choate Construction Schedule Dated 8/7/14.

SCHEDULE WILL BE UPDATED ACCORDINGLY WITH CHANGE IN SCOPE AND RECONCILATION OF SHADED ITEMS.

ID	Activity	Comment

17	Temp Power	Interior Temporary Power will be by Tenant. Will need temp power for site logistics such as Owner / GC / Contractor trailers. *OK – will be updated with removal of all MEP items.*
18	TCO Building	TCO will not be required. Tenant GC will open new building permit upon completion of building shell permit. City of Durham will allow this. *Correct – will update*
68	Final Ext. Skin Sign Off	Can this date shift out now that some scope has been transferred to Tenant? *Shift will occur at end, dates for precast, steel, etc. have to be met on the front end.*
222	Base / Paving / Striping	Tie to Civil Inspection. *I believe it is already tied to Civil Inspection.*
223	Landscaping & Irrigation	Remove. This will be done at end of Fitup construction to support C of O. *Need to discuss further, potential for additional cost to stabilize site.*
225	Shall Construction	What is this tied to? Seems to be 1-week lag. *225 is a summary task*
239-241	Shell Skin Activities	Why are these activities not tied to dry-in milestone? *Will Revise*
250	Fire Sprinkler	Remove activities. This is by Tenant.
259-260	Fire Alarm	Remove activity. This is by Tenant.
268	TCO	No TCO required, change to turn-over to Tenant. Change milestone dated as necessary. *Correct – will need to be changed.*